Exhibit 10.5

3/21/2022 12:21 PM

TEXAS APARTMENT ASSOCIATION MEMBER

*This Lease is valid only if filled out before January 1, 2024.*

# Apartment Lease Contract

This is a binding contract. Read carefully before signing.

**This Lease Contract ("Lease") is between you, the resident(s) as listed below and us. The terms "you" and "your" refer to all residents.** The terms "we," "us," and "our" refer to the owner listed below.

## PARTIES

Residents: Henry Levinski, Dante Picazo

Owner: SPUS9 HSTN North Tower LP

Occupants:

## LEASE DETAILS

**A. Apartment (Par. 2)**
Street Address: 1625 Main St
Apartment No. 202N City: Houston State: TX Zip: 77002

**B. Initial Lease Term.** Begins: 03/15/2022 Ends at 11:59 p.m. on: 09/14/2022

**C. Monthly Base Rent (Par. 3)**
$ 3008.00

**D. Prorated Rent**
$ 1658.87
☒ due for the remainder of 1st month or
☐ for 2nd month

**E. Security Deposit (Par. 5)**
$ 3999.00

*Note that this amount does not include any Animal Deposit, which would be reflected in an Animal Addendum.*

**F. Notice of Termination or Intent to Move Out (Par. 4)**
A minimum of 60 days' written notice of termination or intent to move out required at end of initial Lease term or during renewal period

*If the number of days isn't filled in, notice of at least 30 days is required.*

**G. Late Fees (Par. 3.3)**

**Initial Late Fee**
☒ 10 % of one month's monthly base rent or
☐ $ 311.98

**Daily Late Fee**
☐ 0 % of one month's monthly base rent for ____ days or
☐ $ 0.00 for ____ days

Due if rent unpaid by 11:59 p.m. on the 5th (3rd or greater) day of the month

**H. Returned Check or Rejected Payment Fee (Par. 3.4)**
$ 75.00

**I. Reletting Charge (Par. 7.1)**
A reletting charge of $ 0.00 *(not to exceed 85% of the highest monthly Rent during the Lease term)* may be charged in certain default situations

**J. Optional Early Termination Fee (Par. 7.2)**
$
Notice of 60 days is required.
*You are not eligible for early termination if you are in default.*
Fee must be paid no later than 30 days after you give us notice
*(If values are blank or "0," then this section does not apply.)*

**K. Animal Violation Charge (Par. 12.2)**
Initial charge of $ 100.00 per animal (not to exceed $100 per animal) and

A daily charge of $ 10.00 per animal (not to exceed $10 per day per animal)

**L. Additional Rent - Monthly Recurring Fixed Charges.** You will pay separately for these items as outlined below and/or in separate addenda, Special Provisions or an amendment to this Lease.

| | | | | | |
|---|---|---|---|---|---|
| Animal rent | $ 0.00 | Cable/satellite | $ | Concierge trash | $ |
| Internet | $ | Package service | $ | Pest control | $ 2.00 |
| Storage | $ | Stormwater/drainage | $ | Washer/Dryer | $ |

Other: Trash/Recycling Flat Fee $ 15.00
Other: $
Other: $
Other: $

**M. Other Variable Charges.** You will pay separately for gas, water, wastewater, electricity, trash/recycling, utility billing fees and other items as outlined in separate addenda, Special Provisions or an amendment to this Lease.

**Utility Connection Charge or Transfer Fee:** $ 50.00 (not to exceed $50) to be paid within 5 days of written notice **(Par. 3.5)**

**Special Provisions.** See Par. 32 or additional addenda attached. The Lease cannot be changed unless in writing and signed by you and us.

Apartment Lease Contract ©2022, Texas Apartment Association, Inc.

Page 1 of 6

Blue Moon eSignature Services Document ID: 30814080

LEASE TERMS AND CONDITIONS 1. Definitions. The following terms are commonly used in this Lease: 1. “Residents” are those listed in “Residents” above who sign the Lease and are authorized to live in the apartment. 2. “Occupants” are those listed in this Lease who are also autho - rized to live in the apartment, but who do not sign the Lease. 3. “Owner” may be identified by an assumed name and is the owner only and not property managers or anyone else. 4. “Including” in this Lease means “including but not limited to.” 5. “Community Policies” are the written apartment rules and policies, including property signage and instructions for care of our property and amenities, with which you, your occupants, and your guests must comply. 6. “Rent” is monthly base rent plus additional monthly recurring fixed charges. 2. Apartment. You are leasing the apartment listed above for use as a private residence only. 2.1. Access. In accordance with our Community Policies, you’ll receive access information or devices for your apartment and mailbox, and other access devices including: _ G arage . 2. Measurements. Any dimensions and sizes provided to you relating to the apartment are only approximations or estimates; actual dimensions and sizes may vary. 3. Representations. You agree that designations or accredi - tations associated with the property are subject to change. 3. Rent. You must pay your Rent on or before the 1st day of each month (due date) without demand. There are no exceptions regarding the payment of Rent, and you agree not paying Rent on or before the 1st of each month is a material breach of this Lease. 1. Payments. You will pay your Rent by any method, manner and place we specify in accordance with our Community Policies. Cash is not acceptable without our prior written permission. You cannot withhold or offset Rent unless authorized by law. We may, at our option, require at any time that you pay Rent and other sums due in one single payment by any method we specify. 2. Application of Payments. Payment of each sum due is an independent covenant, which means payments are due regardless of our performance. When we receive money, other than water and wastewater payments subject to government regulation, we may apply it at our option and without notice first to any of your unpaid obligations, then to accrued rent. We may do so regardless of notations on checks or money orders and regardless of when the obligations arose. All sums other than Rent and late fees are due upon our demand. After the due date, we do not have to accept any payments. 3. Late Fees. If we don’t receive your monthly base rent in full when it’s due, you must pay late fees as outlined in Lease Details. 4. Returned Payment Fee. You’ll pay the fee listed in Lease Details for each returned check or rejected electronic payment, plus initial and daily late fees if applicable, until we receive full payment in an acceptable method. 5. Utilities and Services. You’ll pay for all utilities and services, related deposits, and any charges or fees when they are due and as outlined in this Lease. Television channels that are provided may be changed during the Lease term if the change applies to all residents. If your electricity is interrupted, you must use only battery - operated lighting (no flames). You must not allow any utilities (other than cable or Internet) to be cut off or switched for any reason — including disconnection for not paying your bills — until the Lease term or renewal period ends. If a utility is individually metered, it must be connected in your name and you must notify the provider of your move - out date. If you delay getting service turned on in your name by the Lease’s start date or cause it to be transferred back into our name before you surrender or abandon the apartment, you’ll be liable for the charge listed above (not to exceed $50 per billing period), plus the actual or estimated cost of the utilities used while the utility should have been billed to you. If your apartment is individually metered and you change your retail electric provider, you must give us written notice. You must pay all applicable provider fees, including any fees to change service back into our name after you move out. 6. Lease Changes. Lease changes are only allowed during the Lease term or renewal period if governed by Par. 10, specified in Special Provisions in Par. 32, or by a written addendum or amendment signed by you and us. At or after the end of the initial Lease term, Rent increases will become effective with at least 5 days plus the number of days’ advance notice contained in Box F on page 1 in writing from us to you. Your new Lease, which may include increased Rent or Lease changes, will begin on the date stated in any advance notice we provide (without needing your signature) unless you give us written move - out notice under Par. 25, which applies only to the end of the current Lease term or renewal period. 4. Automatic Lease Renewal and Notice of Termination. This Lease will automatically renew month - to - month unless either party gives written notice of termination or intent to move out as required by Par. 25 and specified on page 1. If the number of days isn’t filled in, no - tice of at least 30 days is required. 5. Security Deposit. The total security deposit for all residents is due on or before the date this Lease is signed. Any animal deposit will be designated in an animal addendum. Security deposits may not be ap - plied to Rent without our prior written consent. 5.1. Refunds and Deductions. You must give us your advance notice of move out as provided by Par. 25 and forwarding address in writing to receive a written description and itemized list of charges or refund. In accordance with our Community Policies and as allowed by law, we may deduct from your security deposit any amounts due under the Lease. If you move out early or in response to a notice to vacate, you’ll be liable for rekeying charges. Upon receipt of your move - out date and forwarding address in writing, the security deposit will be returned (less lawful deductions) with an itemized accounting of any deductions, no later than 30 days after surrender or abandonment, unless laws provide otherwise. Any refund may be by one payment jointly payable to all residents and distributed to any one resident we choose, or distributed equally among all residents. 6. Insurance. Our insurance doesn’t cover the loss of or damage to your personal property. You will be required to have liability insur - ance as specified in our Community Policies or Lease addenda un - less otherwise prohibited by law. If you have insurance covering the apartment or your personal belongings at the time you or we suffer or allege a loss, you agree to require your insurance carrier to waive any insurance subrogation rights. Even if not required, we urge you to obtain your own insurance for losses due to theft, fire, flood, water, pipe leaks and similar occurrences. Most renter’s insurance policies don’t cover losses due to a flood. 7. Reletting and Early Lease Termination. This Lease may not be ter - minated early except as provided in this Lease. 1. Reletting Charge. You’ll be liable for a reletting charge as listed in Lease Details, (not to exceed 85% of the highest monthly Rent during the Lease term) if you: (A) fail to move in, or fail to give written move - out notice as required in Par. 25; (B) move out without paying Rent in full for the entire Lease term or renewal period; (C) move out at our demand because of your default; or (D) are judicially evicted. The reletting charge is not a termination, cancellation or buyout fee and does not release you from your obligations under this Lease, including liability for future or past - due Rent, charges for damages or other sums due. The reletting charge is a liquidated amount covering only part of our damages — for our time, effort, and expense in finding and processing a replacement resident. These damages are uncertain and hard to ascertain — particularly those relating to inconvenience, paperwork, advertising, showing apartments, utilities for showing, checking pros - pects, overhead, marketing costs, and locator - service fees. You agree that the reletting charge is a reasonable estimate of our damages and that the charge is due whether or not our reletting attempts succeed. 2. Early Lease Termination Procedures. In addition to your termination rights referred to in 7.3 or 8.1 below, if this provision applies under Lease Details, you may terminate the Lease prior to the end of the Lease term if all of the following occur: (a) as outlined in Lease Details, you give us written notice of early termination, pay the early termination fee and specify the date by which you’ll move out; (b) you are not in default at any time and do not hold over; and (c) you repay all rent concessions, credits or discounts you received during the Lease term. If you are in default, the Lease remedies apply. 3. Special Termination Rights . You may have the right under Texas law to terminate the Lease early in certain situations involving military deployment or transfer, family violence, certain sexual offenses, stalking or death of a sole resident . 8 . Delay of Occupancy . We are not responsible for any delay of your occupancy caused by construction, repairs, cleaning, or a previous resident’s holding over . This Lease will remain in force subject to (1) abatement of Rent on a daily basis during delay, and (2) your right to terminate the Lease in writing as set forth below. Rent abatement and Lease termination do not apply if the delay is for cleaning or re - pairs that don’t prevent you from moving into the apartment. 8.1. Termination. If we give written notice to you of a delay in occupancy when or after the Lease begins, you may termi - nate the Lease within 3 days after you receive written notice. If we give you written notice before the date the Lease begins and the notice states that a construction or other delay is expected and that the apartment will be ready for you to occupy on a specific date, you may terminate the Lease within 7 days after receiving written notice. After proper termination, you are entitled only to refund of any deposit(s) and any Rent you paid. 3/21/2022 12:21 PM Apartment Lease Contract ©2022, Texas Apartment Association, Inc.  Blue Moon eSignature Services Document ID: 306414080 Page 2 of 6

9. Care of Unit and Damages. You must promptly pay or reimburse us for loss, damage, consequential damages, government fines or charges, or cost of repairs or service in the apartment community because of a Lease or Community Policies violation; improper use, negligence, or other conduct by you, your invitees, your occupants, or your guests; or, as allowed by law, any other cause not due to our negligence or fault, except for damages by acts of God to the extent they couldn’t be mitigated by your action or inaction. Unless damage or wastewater stoppage is due to our negligence, we’re not liable for — and you must pay for — repairs and replace - ments occurring during the Lease term or renewal period, includ - ing: (A) damage from wastewater stoppages caused by improper objects in lines exclusively serving your apartment; (B) damage to doors, windows, or screens; and (C) damage from windows or doors left open. RESIDENT LIFE 10. Community Policies. Community Policies become part of the Lease and must be followed. We may make changes, including addi - tions, to our written Community Policies, and those changes can be - come effective immediately if the Community Policies are distributed and applicable to all units in the apartment community and do not change the dollar amounts in Lease Details. 1. Photo/Video Release. You give us permission to use any photograph, likeness, image or video taken of you while you are using property common areas or participating in any event sponsored by us. 2. Disclosure of Information. At our sole option, we may, but are not obligated to, share and use information related to this Lease for law - enforcement, governmental, or business purposes. At our request, you authorize any utility provider to give us information about pending or actual connections or disconnections of utility service to your apartment. 3. Guests. We may exclude from the apartment community any guests or others who, in our sole judgment, have been violating the law, violating this Lease or our Community Policies, or disturbing other residents, neighbors, visitors, or owner representatives. We may also exclude from any outside area or common area anyone who refuses to show photo identification or refuses to identify himself or herself as a resident, an authorized occupant, or a guest of a specific resident in the community. Anyone not listed in this Lease cannot stay in the apartment for more than 3 days in one week without our prior written consent, and no more than twice that many days in any one month. If the previous space isn’t filled in, 2 days total per week will be the limit. 4. Notice of Convictions and Registration. You must notify us within 15 days if you or any of your occupants: (A) are convicted of any felony, (B) are convicted of any misdemeanor involving a controlled substance, violence to another person, or destruction of property, or (C) register as a sex offender. Informing us of a criminal conviction or sex - offender registration doesn’t waive any rights we may have against you. 5. Odors and Noise. You agree that odors, smoke and smells including those related to cooking and everyday noises or sounds are all a normal part of a multifamily living environment and that it is impractical for us to prevent them from penetrating your apartment. 11. Conduct. You agree to communicate and conduct yourself in a law - ful, courteous and reasonable manner at all times when interacting with us, our representatives and other residents or occupants. Any acts of unlawful, discourteous or unreasonable communication or conduct by you, your occupants or guests is a breach of this Lease. You must use customary diligence in maintaining the apartment, keeping it in a sanitary condition and not damaging or littering the common areas. Trash must be disposed of at least weekly. You will use your apartment and all other areas, including any balconies, with reasonable care. We may regulate the use of passageways, patios, balconies, porches, and activities in common areas. 1. Prohibited Conduct. You, your occupants, and your guests will not engage in unlawful, discourteous or unreasonable behavior including, but not limited to, any of the following activities: (a) criminal conduct; manufacturing, delivering, or possessing a controlled substance or drug parapher - nalia; engaging in or threatening violence; possessing a weapon prohibited by state law; discharging a firearm in the apartment community; or, except when allowed by law, displaying or possessing a gun, knife, or other weapon in the common area, or in a way that may alarm others ; (b) behaving in a loud, obnoxious or dangerous manner ; (c) disturbing or threatening the rights, comfort, health, safety, or convenience of others, including us, our agents, or our representatives; (d) disrupting our business operations; (e) storing anything in closets containing water heaters or gas appliances; (f) tampering with utilities or telecommunication equipment; (g) bringing hazardous materials into the apartment community; (h) using windows for entry or exit; (i) heating the apartment with gas - operated appliances; (j) making bad - faith or false allegations against us or our agents to others; (k) smoking of any kind, that is not in accordance with our Community Policies or Lease addenda; (l) using glass containers in or near pools; or (m) conducting any kind of business (including child - care services) in your apartment or in the apartment community — except for any lawful business conducted “at home” by computer, mail, or telephone if customers, clients, patients, employees or other business associates do not come to your apartment for business purposes. 12. Animals. No living creatures of any kind are allowed, even tempo - rarily, anywhere in the apartment or apartment community un - less we’ve given written permission. If we allow an animal, you must sign a separate Animal Addendum and, except as set forth in the ad - dendum, pay an animal deposit and applicable fees and additional monthly rent, as applicable. An animal deposit is considered a gener - al security deposit. You represent that any requests, statements and representations you make, including those for an assistance or sup - port animal, are true, accurate and made in good faith. Feeding stray, feral or wild animals is a breach of this Lease. 12.1. Removal of Unauthorized Animal. We may remove an unauthorized animal by (1) leaving, in a conspicuous place in the apartment, a written notice of our intent to remove the animal within 24 hours; and (2) following the procedures of Par. 14. We may: keep or kennel the animal; turn the animal over to a humane society, local authority or rescue organization; or return the animal to you if we consent to your request to keep the animal and you have completed and signed an Animal Addendum and paid all fees. When keeping or kenneling an animal, we won’t be liable for loss, harm, sickness, or death of the animal unless due to our negligence. You must pay for the animal’s reasonable care and kenneling charges. 12.2. Violations of Animal Policies and Charges. If you or any guest or occupant violates the animal restrictions of this Lease or our Community Policies, you’ll be subject to charges, damages, eviction, and other remedies provided in this Lease, including animal violation charges listed in Lease Details from the date the animal was brought into your apartment until it is removed. If an animal has been in the apartment at any time during your term of occupancy (with or without our consent), we’ll charge you for all cleaning and repair costs, including defleaing, deodorizing, and shampooing. Initial and daily animal - violation charges and animal - removal charges are liquidated damages for our time, inconvenience, and overhead in enforcing animal restrictions and Community Policies. 13. Parking. You may not be guaranteed parking. We may regulate the time, manner, and place of parking of all motorized vehicles and other modes of transportation, including bicycles and scooters, in our Community Policies. In addition to other rights we have to tow or boot vehicles under state law, we also have the right to remove, at the expense of the vehicle owner or operator, any vehicle that is not in compliance with our Community Policies. 14. When We May Enter. If you or any other resident, guest or occupant is present, then repair or service persons, contractors, law officers, government representatives, lenders, appraisers, prospective resi - dents or buyers, insurance agents, persons authorized to enter under your rental application, or our representatives may peacefully enter the apartment at reasonable times for reasonable business purposes. If nobody is in the apartment, then any such person may enter peace - fully and at reasonable times (by breaking a window or other means when necessary) for reasonable business purposes if written notice of the entry is left in a conspicuous place in the apartment immediately after the entry. We are under no obligation to enter only when you are present, and we may, but are not obligated to, give prior notice or make appointments. 3/21/2022 12:21 PM Apartment Lease Contract ©2022, Texas Apartment Association, Inc.  Blue Moon eSignature Services Document ID: 306414080 Page 3 of 6

15. Requests, Repairs and Malfunctions. 1. Written Requests Required. If you or any occupant needs to send a request — for example, for repairs, installations, services, ownership disclosure, or security - related matters — it must be written and delivered to our designated representative in accordance with our Community Policies (except for fair - housing accommodation or modification requests or situations involving imminent danger or threats to health or safety, such as fire, smoke, gas, explosion, or crime in progress). Our written notes regarding your oral request do not constitute a written request from you. Our complying with or responding to any oral request doesn’t waive the strict requirement for written notices under this Lease. A request for maintenance or repair by anyone residing in your apartment constitutes a request from all residents. The time, manner, method and means of performing maintenance and repairs, including whether or which vendors to use, are within our sole discretion. 2. Your Requirement to Notify. You must promptly notify us in writing of air conditioning or heating problems, water leaks or moisture, mold, electrical problems, malfunctioning lights, broken or missing locks or latches, or any other condition that poses a hazard or threat to property, health, or safety. Unless we instruct otherwise, you are required to keep the apartment cooled or heated according to our Community Policies. Air conditioning problems are normally not emergencies. 3. Utilities. We may change or install utility lines or equipment serving the apartment if the work is done reasonably without substantially increasing your utility costs. We may turn off equipment and interrupt utilities as needed to perform work or to avoid property damage or other emergencies. If utilities malfunction or are damaged by fire, water, or similar cause, you must notify our representative immediately. 4. Your Remedies. We’ll act with customary diligence to make repairs and reconnections within a reasonable time, taking into consideration when casualty - insurance proceeds are received. Unless required by statute after a casualty loss, or during equipment repair, your Rent will not abate in whole or in part. “Reasonable time” accounts for the severity and nature of the problem and the reasonable availability of materials, labor, and utilities. If we fail to timely repair a condition that materially affects the physical health or safety of an ordinary resident as required by the Texas Property Code, you may be entitled to exercise remedies under Α 92.056 and Α 92.0561 of the Texas Property Code. If you follow the procedures under those sections, the following remedies, among others, may be available to you: (1) termination of the Lease and an appropriate refund under 92.056(f); (2) have the condition repaired or remedied according to Α 92.0561; (3) deduct from the Rent the cost of the repair or remedy according to Α 92.0561; and 4) judicial remedies according to Α 92.0563. 16. Our Right to Terminate for Apartment Community Damage or Closure. If, in our sole judgment, damages to the unit or building are significant or performance of needed repairs poses a danger to you, we may terminate this Lease and your right to possession by giving you at least 7 days’ written notice. If termination occurs, you agree we’ll refund only prorated rent and all deposits, minus lawful deduc - tions. We may remove your personal property if, in our sole judg - ment, it causes a health or safety hazard or impedes our ability to make repairs. 1. Property Closure. We also have the right to terminate this Lease and your right to possession by giving you at least 30 days’ written notice of termination if we are demolishing your apartment or closing it and it will no longer be used for residential purposes for at least 6 months, or if any part of the property becomes subject to an eminent domain proceeding. 17. Assignments and Subletting. You may not assign this Lease or sub - let your apartment. You agree that you won‘t rent, offer to rent or license all or any part of your apartment to anyone else unless other - wise agreed to in advance by us in writing. You agree that you won‘t accept anything of value from anyone else for the use of any part of your apartment. You agree not to list any part of your apartment on any lodging or short - term rental website or with any person or ser - vice that advertises dwellings for rent. 18. Security and Safety Devices. We’ll pay for missing security de - vices that are required by law. You’ll pay for: (A) rekeying that you request (unless we failed to rekey after the previous resi - dent moved out); and (B) repairs or replacements because of misuse or damage by you or your family, your occupants, or your guests. You must pay immediately after the work is done unless state law authorizes advance payment. You must also pay in advance for any additional or changed security devices you request. 3/21/2022 12:21 PM Texas Property Code secs. 92.151, 92.153, and 92.154 require, with some exceptions, that we provide at no cost to you when occupancy begins: (A) a window latch on each window; (B) a doorviewer (peep - hole or window) on each exterior door; (C) a pin lock on each sliding door; (D) either a door - handle latch or a security bar on each sliding door; (E) a keyless bolting device (deadbolt) on each exterior door; and (F) either a keyed doorknob lock or a keyed deadbolt lock on one entry door. Keyed locks will be rekeyed after the prior resident moves out. The rekeying will be done either before you move in or within 7 days after you move in, as required by law. If we fail to in - stall or rekey security devices as required by law, you have the right to do so and deduct the reasonable cost from your next Rent pay - ment under Texas Property Code sec. 92.165(1). We may deactivate or not install keyless bolting devices on your doors if (A) you or an occupant in the dwelling is over 55 or disabled, and (B) the require - ments of Texas Property Code sec. 92.153(e) or (f) are satisfied. 1. Smoke Alarms and Detection Devices. We’ll furnish smoke alarms or other detection devices required by law or city ordinance. We may install additional detectors not so required. We’ll test them and provide working batteries when you first take possession of your apartment. Upon request, we’ll provide, as required by law, a smoke alarm capable of alerting a person with a hearing impairment. You must pay for and replace batteries as needed, unless the law provides otherwise. We may replace dead or missing batteries at your expense, without prior notice to you. Neither you nor your guests or occupants may disable alarms or detectors. If you damage or disable the smoke alarm or remove a battery without replacing it with a working battery, you may be liable to us under Texas Property Code sec. 92.2611 for $100 plus one month’s Rent, actual damages, and attorney’s fees. 2. Duty to Report. You must immediately report to us any missing, malfunctioning or defective security devices, smoke alarms or detectors. You’ll be liable if you fail to report malfunctions, or fail to report any loss, damage, or fines resulting from fire, smoke, or water. 19. Resident Safety and Loss. Unless otherwise required by law, none of us, our employees, agents, or management companies are liable to you, your guests or occupants for any damage, personal injury, loss to personal property, or loss of business or personal income, from any cause, including but not limited to: negligent or intention - al acts of residents, occupants, or guests; theft, burglary, assault, vandalism or other crimes; fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosions, interruption of utilities, pipe leaks or other occurrences unless such damage, injury or loss is caused exclusively by our negligence. We do not warrant security of any kind. You agree that you will not rely upon any security measures taken by us for personal security, and that you will call 911 and local law enforcement authorities if any security needs arise. You acknowledge that we are not equipped or trained to provide personal security services to you, your guests or occupants. You rec - ognize that we are not required to provide any private security ser - vices and that no security devices or measures on the property are fail - safe. You further acknowledge that, even if an alarm or gate ame - nities are provided, they are mechanical devices that can malfunc - tion. Any charges resulting from the use of an intrusion alarm will be charged to you, including, but not limited to, any false alarms with police/fire/ambulance response or other required city charges. 20. Condition of the Premises and Alterations. 20.1. As - Is. We disclaim all implied warranties. You accept the apartment, fixtures, and furniture as is, except for conditions materially affecting the health or safety of ordinary persons. You’ll be given an Inventory and Condition Form at or before move - in. You agree that after completion of the form or within 48 hours after move - in, whichever comes first, you must note on the form all defects or damage, sign the form, return it to us, and the form accurately reflects the condition of the premises for purposes of determining any refund due to you when you move out. Otherwise, everything will be considered to be in a clean, safe, and good working condition. You must still send a separate request for any repairs needed as provided by Par. 15.1. 20.2. Standards and Improvements. Unless authorized by law or by us in writing, you must not perform any repairs, painting, wallpapering, carpeting, electrical changes, or otherwise alter our property. No holes or stickers are allowed inside or outside the apartment. Unless our Community Policies state otherwise, we’ll permit a reasonable number of small nail holes for hanging pictures on sheetrock walls and in grooves of wood - paneled walls. No water furniture, washing machines, dryers, extra phone or television outlets, alarm systems, Apartment Lease Contract ©2022, Texas Apartment Association, Inc.  Blue Moon eSignature Services Document ID: 306414080 Page 4 of 6

cameras, video or other doorbells, or lock changes, additions, or rekeying is permitted unless required by law or we’ve consented in writing. You may install a satellite dish or antenna, but only if you sign our satellite - dish or antenna lease addendum, which complies with reasonable restrictions allowed by federal law. You must not alter, damage, or remove our property, including alarm systems, detection devices, appliances, furniture, telephone and television wiring, screens, locks, or security devices. When you move in, we’ll supply light bulbs for fixtures we furnish, including exterior fixtures operated from inside the apartment; after that, you’ll replace them at your expense with bulbs of the same type and wattage. Your improvements to the apartment (made with or without our consent) become ours unless we agree otherwise in writing. 21. Notices. Written notice to or from our employees, agents, or management companies constitutes notice to or from us. Notices to you or any other resident of the apartment constitute notice to all residents. Notices and requests from any resident constitute notice from all residents. Only residents can give notice of Lease termination and intent to move out under Par. 7.3. All notices and documents will be in English and, at our option, in any other language that you read or speak. 21.1. Electronic Notice. Notice may be given electronically by us to you if allowed by law. If allowed by law and in accordance with our Community Policies, electronic notice from you to us must be sent to the email address and/or portal specified in Community Policies. Notice may also be given by phone call or to a physical address if allowed in our Community Policies. You represent that you have provided your current email address to us, and that you will notify us in the event your email address changes . EVICTION AND REMEDIES 22. Liability. Each resident is jointly and severally liable for all Lease obligations. If you or any guest or occupant violates the Lease or our Community Policies, all residents are considered to have violated the Lease. 1. Indemnificationby You. You’lldefend, indemnify and hold us and our employees, agents, and management company harmless from all liability arising from your conduct or requests to our representatives and from the conduct of or requests by your invitees, occupants or guests. 23. Default by Resident. 1. Acts of Default. You’ll be in default if: (A) you don’t timely pay Rent, including monthly recurring charges, or other amounts you owe; (B) you or any guest or occupant violates this Lease, our Community Policies, or fire, safety, health, criminal or other laws, regardless of whether or where arrest or conviction occurs; (C) you give incorrect, incomplete, or false answers in a rental application or in this Lease; or (D) you or any occupant is charged, detained, convicted, or given deferred adjudication or pretrial diversion for (1) an offense involving actual or potential physical harm to a person, or involving the manufacture or delivery of a controlled substance, marijuana, or drug paraphernalia as defined in the Texas Controlled Substances Act, or (2) any sex - related crime, including a misdemeanor. 2. Eviction. If you default, including holding over, we may end your right of occupancy by giving you at least a 24 - hour written notice to vacate. Termination of your possession rights doesn’t release you from liability for future Rent or other Lease obligations. After giving notice to vacate or filing an eviction suit, we may still accept Rent or other sums due; the filing or acceptance doesn’t waive or diminish our right of eviction or any other contractual or statutory right. Accepting money at any time doesn’t waive our right to damages, to past or future Rent or other sums, or to our continuing with eviction proceedings. In an eviction, Rent is owed for the full rental period and will not be prorated. 3. Acceleration. Unless we elect not to accelerate Rent, all monthly Rent for the rest of the Lease term or renewal period will be accelerated automatically without notice or demand (before or after acceleration) and will be immediately due if, without our written consent: (A) you move out, remove property in preparing to move out, or you or any occupant gives oral or written notice of intent to move out before the Lease term or renewal period ends; and (B) you haven’t paid all Rent for the entire Lease term or renewal period. Remaining Rent will also be accelerated if you’re judicially evicted or move out when we demand because you’ve defaulted. If you don’t pay the first month’s Rent when or before the Lease begins, all future Rent for the Lease term will be automatically accelerated without notice and become immediately due. We also may end your right of occupancy and recover damages, future Rent, attorney’s fees, court costs, and other lawful charges. 4. Holdover. You or any occupant or guest must not hold over beyond the date contained in: (1) your move - out notice, (2) our notice to vacate, (3) our notice of non - renewal, or (4) a written agreement specifying a different move - out date. If a holdover occurs, then you’ll be liable to us for all Rent for the full term of the previously signed lease of a new resident who can’t occupy because of the holdover, and at our option, we may extend the Lease term and/or increase the Rent by 25% by delivering written notice to you or your apartment while you continue to hold over. 5. Other Remedies. We may report unpaid amounts to credit agencies as allowed by law. If we or our debt collector tries to collect any money you owe us, you agree that we or the debt collector may contact you by any legal means. If you default, you will pay us, in addition to other sums due, any rental discounts or concessions agreed to in writing that have been applied to your account. We may recover attorney’s fees in connection with enforcing our rights under this Lease. All unpaid amounts you owe bear interest at the rate provided by Texas Finance Code Section 304.003(c) from the due date. You must pay all collection - agency fees if you fail to pay sums due within 10 days after you are mailed a letter demanding payment and stating that collection - agency fees will be added if you don’t pay all sums by that deadline. You are also liable for a charge (not to exceed $150) to cover our time, cost and expense for any eviction proceeding against you, plus our attorney’s fees and expenses, court costs, and filing fees actually paid. 24. Representatives’ Authority and Waivers. Our representatives (in - cluding management personnel, employees, and agents) have no authority to waive, amend, or terminate this Lease or any part of it unless in writing and signed, and no authority to make promises, rep - resentations, or agreements that impose security duties or other ob - ligations on us or our representatives, unless in writing and signed. No action or omission by us will be considered a waiver of our rights or of any subsequent violation, default, or time or place of performance. Our choice to enforce, not enforce or delay enforcement of written - no - tice requirements, rental due dates, acceleration, liens, or any other rights isn’t a waiver under any circumstances. Delay in demanding sums you owe is not a waiver. Except when notice or demand is required by law, you waive any notice and demand for performance from us if you default. Nothing in this Lease constitutes a waiver of our remedies for a breach under your prior lease that occurred before the Lease term begins. All remedies are cumulative. Exercising one remedy won’t constitute an election or waiver of other remedies. All provisions regarding our nonliability or nonduty apply to our employees, agents, and manage - ment companies. No employee, agent, or management company is personally liable for any of our contractual, statutory, or other obliga - tions merely by virtue of acting on our behalf. END OF THE LEASE TERM 25. Move - Out Notice. Before moving out, you must give our represen - tative advance written move - out notice as stated in Par. 4, even if the Lease has become a month - to - month lease. The move - out date can’t be changed unless we and you both agree in writing. Your move - out notice must comply with each of the following: (a) Unless we require more than 30 days’ notice, if you give notice on the first day of the month you intend to move out, move out will be on the last day of that month . (b) Your move - out notice must not terminate the Lease before the end of the Lease term or renewal period. (c) If we require you to give us more than 30 days’ written notice to move out before the end of the Lease term, we will give you 1 written reminder not less than 5 days nor more than 90 days before your deadline for giving us your written move - out notice. If we fail to give a reminder notice, 30 days’ written notice to move out is required. (d) You must get from us a written acknowledgment of your notice. 26. Move - Out Procedures. 26. 1. Cleaning. You must thoroughly clean the apartment, including doors, windows, furniture, bathrooms, kitchen appliances, patios, balconies, garages, carports, and storage rooms. You must follow move - out cleaning instructions if they have been provided. If you don’t clean adequately, you’ll be liable for reasonable cleaning charges — including charges for cleaning carpets, draperies, furniture, walls, etc. that are soiled beyond normal wear (that is, wear or soiling that occurs without negligence, carelessness, accident, or abuse). 3/21/2022 12:21 PM Apartment Lease Contract ©2022, Texas Apartment Association, Inc.  Blue Moon eSignature Services Document ID: 306414080 Page 5 of 6

26.2. Move - Out Inspection. We may, but are not obligated to, provide a joint move - out inspection. Our representatives have no authority to bind or limit us regarding deductions for repairs, damages, or charges. Any statements or estimates by us or our representative are subject to our correction, modi - fication, or disapproval before final accounting or refunding. 27. Surrender and Abandonment. You have surrendered the apartment when: (A) the move - out date has passed and no one is living in the apartment in our reasonable judgment; or (B) apartment keys and ac - cess devices listed in Par. 2.1 have been turned in to us — whichever happens first. You have abandoned the apartment when all of the following have occurred: (A) everyone appears to have moved out in our reasonable judgment; (B) you’ve been in default for nonpayment of Rent for 5 consecutive days, or water, gas, or electric service for the apartment not connected in our name has been terminated or transferred; and (C) you’ve not responded for 2 days to our notice left on the inside of the main entry door stating that we consider the apartment aban - doned. An apartment is also considered abandoned 10 days after the death of a sole resident. 1. The Ending of Your Rights. Surrender, abandonment, or judicial eviction ends your right of possession for all purposes and gives us the immediate right to clean up, make repairs in, and relet the apartment; determine any security - deposit deductions; and remove or store property left in the apartment. 2. Removal and Storage of Property. We, or law officers, may — but have no duty to — remove or store all property that in our sole judgment belongs to you and remains in the apartment or in common areas (including any vehicles you or any occupant or guest owns or uses) after you’re judicially evicted or if you surrender or abandon the apartment. We’re not liable for casualty, loss, damage, or theft. You must pay reasonable charges for our packing, removing and storing any property. Except for animals, we may throw away or give to a charitable organization all personal property that is: (1) left in the apartment after surrender or abandonment; or (2) left outside more than 1 hour after writ of possession is executed, following judicial eviction. An animal removed after surrender, abandonment, or eviction may be kenneled or turned over to a local authority, humane society, or rescue organization. GENERAL PROVISIONS AND SIGNATURES 28. TAA Membership. We, the management company representing us, or any locator service that you used confirms membership in good standing of both the Texas Apartment Association and the affiliated local apartment association for the area where the apartment is located at the time of signing this Lease. If not, the following applies: (A) this Lease is voidable at your option and is unenforceable by us (except for property damages); and (B) we may not recover past or future rent or other charges. The above remedies also apply if both of the following occur: (1) the Lease is automatically renewed on a month - to - month basis more than once after membership in TAA and the local association has lapsed; and (2) neither the owner nor the man - agement company is a member of TAA and the local association during the third automatic renewal. A signed affidavit from the affiliated local apartment association attesting to nonmembership when the Lease or renewal was signed will be conclusive evidence of nonmembership. Governmental entities may use TAA forms if TAA agrees in writing. Name, address and telephone number of locator service (if applicable): 29. Severability and Survivability. If any provision of this Lease is invalid or unenforceable under applicable law, it won’t invalidate the remain - der of the Lease or change the intent of the parties. Paragraphs 10.1, 10.2, 16, 27 and 31 shall survive the termination of this Lease. This Lease binds subsequent owners. 30. Controlling Law. Texas law governs this Lease. All litigation arising under this Lease and all Lease obligations must be brought in the county, and precinct if applicable, where the apartment is located. 31. Waivers. By signing this Lease, you agree to the following: 1. Class Action Waiver. You agree that you will not participate in any class action claims against us or our employees, agents, or management company. You must file any claim against us individually, and you expressly waive your right to bring, represent, join or otherwise maintain a class action, collective action or similar proceeding against us in any forum. YOU UNDERSTAND THAT, WITHOUT THIS WAIVER, YOU COULD BE A PARTY IN A CLASS ACTION LAWSUIT. BY SIGNING THIS LEASE, YOU ACCEPT THIS WAIVER AND CHOOSE TO HAVE ANY CLAIMS DECIDED INDIVIDUALLY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE. 31.2. Force Majeure. If we are prevented from completing substan - tial performance of any obligation under this Lease by occurrences that are beyond our control, including but not limited to, an act of God, strikes, epidemics, war, acts of terrorism, riots, flood, fire, hurricane, tornado, sabotage or governmental regulation, then we shall be excused from any further performance of obligations to the fullest extent allowed by law. 32. Special Provisions. The following, or attached Special Provisions and any addenda or Community Policies provided to you, are part of this Lease and supersede any conflicting provisions in this Lease. Before submitting a rental application or signing this Lease, you should review the documents and may consult an attorney. You are bound by this Lease when it is signed. An electronic signature is binding. This Lease is the entire agreement between you and us. You are NOT relying on any oral representations. Resident or Residents ( all sign below ) (Name of Resident) Date signed (Name of Resident) Date signed (Name of Resident) Date signed (Name of Resident) Date signed Owner or Owner’s Representative (signing on behalf of owner) 03/15/2022 (Name of Resident) Date signed 03/21/2022 (Name of Resident) Date signed 3/21/2022 12:21 PM Apartment Lease Contract, TAA Official Statewide Form 22 - A/B - 1/B - 2 Revised February 2022  Blue Moon eSignature Services Document ID: 306414080 Page 6 of 6

3/21/2022 12:21 PM

TEXAS APARTMENT ASSOCIATION
MEMBER

# Inventory and Condition Form

Resident's Name: Henry Levinski Personal # ( ) Work # ( )
Resident's Name: Dante Picazo Personal # ( ) Work # ( )
Resident's Name: Personal # ( ) Work # ( )
Resident's Name: Personal # ( ) Work # ( )
Resident's Name: Personal #: ( ) Work #: ( )
Resident's Name: Personal #: ( ) Work #: ( )
Apartment Community Name: SPUS9 HSTN North Tower LP
or Street Address (if house, duplex, etc.): Apt. # 202N

*Within 48 hours after move-in, you must note on this form all defects, damage, or safety or pest-related concerns and return it to our representative. Otherwise, everything will be considered to be in a clean, safe, and good working condition. Please mark through items listed below or put "none" if the items don't exist. This form protects both you (the resident) and us (the owner). We'll use it in determining what should and should not be considered your responsibility upon move-out. You are entitled to a copy of this form after it is filled out and signed by you and us.*

☐ Move-In or ☐ Move-Out Condition *(Check one)*

**Living Room**
Walls
Wallpaper
Plugs, switches, A/C vents
Woodwork/baseboards
Ceiling
Light fixtures, bulbs
Floor/carpet
Doors, stops, locks
Windows, latches, screens
Window coverings
Closets, rods, shelves
Closet lights, fixtures
Lamps, bulbs
Water stains or mold on walls, ceilings or baseboards
Other

**Kitchen**
Walls
Wallpaper
Plugs, switches, A/C vents
Woodwork/baseboards
Ceiling
Light fixtures, bulbs
Floor/carpet
Doors, stops, locks
Windows, latches, screens
Window coverings
Cabinets, drawers, handles
Countertops
Stove/oven, trays, pans, shelves
Vent hood
Refrigerator, trays, shelves
Refrigerator light, crisper
Dishwasher, dispensers, racks
Sink/disposal
Microwave
Plumbing leaks, water stains or mold on walls, ceilings or baseboards
Other

**General Items**
Thermostat
Cable TV or master antenna
A/C filter
Washer/dryer
Garage door
Ceiling fans
Exterior doors, screens/screen doors, doorbell
Fireplace
Other

**Dining Room**
Walls
Wallpaper
Plugs, switches, A/C vents
Woodwork/baseboards
Ceiling
Light fixtures, bulbs
Floor/carpet
Doors, stops, locks
Windows, latches, screens
Window coverings
Closets, rods, shelves
Closet lights, fixtures
Water stains or mold on walls, ceilings or baseboards
Other

**Halls**
Walls
Wallpaper
Plugs, switches, A/C vents
Woodwork/baseboards
Ceiling
Light fixtures, bulbs
Floor/carpet
Doors, stops, locks
Closets, rods, shelves
Closet lights, fixtures
Water stains or mold on walls, ceilings or baseboards
Other

**Exterior (if applicable)**
Patio/yard
Fences/gates
Faucets
Balconies
Other

**Bedroom** *(describe which one)*:
Walls
Wallpaper
Plugs, switches, A/C vents
Woodwork/baseboards
Ceiling
Light fixtures, bulbs
Floor/carpet
Doors, stops, locks
Windows, latches, screens
Window coverings
Closets, rods, shelves
Closet lights, fixtures
Water stains or mold on walls, ceilings or baseboards
Other

©Texas Apartment Association, Inc., 2021
Blue Moon eSignature Services Document ID: 30541480
Continued on back side

3/21/2022 12:21 PM Bedroom (describe which one) : Walls Wallpaper Plugs, switches, A/C vents Woodwork/baseboards Ceiling Light fixtures, bulbs Floor/carpet Doors, stops, locks Windows, latches, screens Window coverings Closets, rods, shelves Closet lights, fixtures Water stains or mold on walls, ceilings or baseboards Other Bath (describe which one) : Walls Wallpaper Plugs, switches, A/C vents Woodwork/baseboards Ceiling Light fixtures, bulbs Exhaust fan/heater Floor/carpet Doors, stops, locks Windows, latches, screens Window coverings Sink, faucet, handles, stopper Countertops Mirror Cabinets, drawers, handles Toilet, paper holder Bathtub, enclosure, stopper Shower, doors, rods Tile Plumbing leaks, water stains or mold on walls, ceilings or baseboards Other Safety or Pest - Related Items (Put “none” if item does not exist) Door knob locks Keyed deadbolt locks Keyless deadbolts Keyless bolting devices Sliding door latches Sliding door security bars Sliding door pin locks Doorviewers Window latches Porch and patio lights Smoke alarms (push button to test) Other detectors Alarm system Fire extinguishers (look at charge level — BUT DON'T TEST!) Garage door opener Gate access card(s) Other Pest - related concerns Date of Move - In: or Date of Move - Out: Acknowledgment . You agree you will complete and submit this form in accordance with this Lease and our Community Policies . You acknowledge you will inspect and test all the safety - related items (if in the dwelling), as well as smoke alarms and any other detector(s), and confirm that they are working, except as noted on your completed Inventory and Condition Form . All items will be assumed to be in good condition unless otherwise noted . You acknowledge you will receive written operating instructions on the alarm system and gate access entry systems (if there are any) . You acknowledge that you will inspect the dwelling and confirm no signs of bed bugs or other pests are present, or that you will report any bed bug or pest issues through a work order or other repair request . In signing below, you acknowledge receipt of this form and accept the responsibility for completing it as part of the Lease Contract . You agree that, either after completion or 48 hours after move - in without returning this form (whichever comes first), it accurately reflects the condition of the premises for purposes of determining any refund due to you when you move out . Resident or Resident’s Agent: Owner or Owner’s Representative: Date of Signing: Date of Signing: TAA Official Statewide Form 21 - H, Revised June, 2021 Copyright 2021, Texas Apartment Association, Inc. Bedroom (describe which one) : Walls Wallpaper Plugs, switches, A/C vents Woodwork/baseboards Ceiling Light fixtures, bulbs Floor/carpet Doors, stops, locks Windows, latches, screens Window coverings Closets, rods, shelves Closet lights, fixtures Water stains or mold on walls, ceilings or baseboards Other Bath (describe which one) : Walls Wallpaper Plugs, switches, A/C vents Woodwork/baseboards Ceiling Light fixtures, bulbs Exhaust fan/heater Floor/carpet Doors, stops, locks Windows, latches, screens Window coverings Sink, faucet, handles, stopper Countertops Mirror Cabinets, drawers, handles Toilet, paper holder Bathtub, enclosure, stopper Shower, doors, rods Tile Plumbing leaks, water stains or mold on walls, ceilings or baseboards Other Half Bath Walls Wallpaper Plugs, switches, A/C vents Woodwork/baseboards Ceiling Light fixtures, bulbs Exhaust fan/heater Floor/carpet Doors, stops, locks Windows, latches, screens Window coverings Sink, faucet, handles, stopper Countertops Mirror Cabinets, drawers, handles Toilet, paper holder Tile Plumbing leaks, water stains or mold on walls, ceilings or baseboards Other FOR OFFICE USE ONLY. Date completed form was received: Received by:  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM Mold Information and Prevention Addendum 1. Addendum. This is an addendum to the Lease Contract executed by you, the resident or residents, on the dwelling you have agreed to rent. That dwelling is: Unit # 202N at SPUS9 HSTN North Tower LP , (name of apartments) or other dwelling located at (street address of house, duplex, etc.) City/State where dwelling is located . 2. About Mold . Mold is found everywhere in our environment, both indoors and outdoors and in both new and old structures . Molds are nothing new — they are natural microscopic organisms that reproduce by spores . They have always been with us . In the environment, molds break down organic matter and use the end product for food . Without molds we would be struggling with large amounts of dead organic matter . Mold spores (like plant pollen) spread through the air and are commonly transported by shoes, clothing, and other materials . There is conflicting scientific evidence about how much mold must accumulate before it creates adverse health effects on people and animals . Even so, we must take appropriate precautions to prevent its buildup . 3. Preventing Mold Begins with You . to minimze the potential for mold growth in your dwelling, you must : • Keep your dwelling clean — particularly the kitchen, bathroom, carpets, and floors . Regular vacuuming and mopping of the floors, plus cleaning hard surfaces using a household cleaner, are all important to remove the household dirt and debris that harbor mold or food for mold . Throw away moldy food immediately . • Remove visible moisture accumulations on windows, walls, ceilings, floors, and other surfaces as soon as reasonably possible . Look for leaks in washing - machine hoses and discharge lines — especially if the leak is large enough for water to seep into nearby walls . If your dwelling has them, turn on exhaust fans in the bathroom before showering and in the kitchen before cooking with open pots . Also when showering, keep the shower curtain inside the tub (or fully close the shower doors) . Experts also recommend that after a shower or bath you (1) wipe moisture off shower walls, shower doors, the bathtub, and the bathroom floor ; (2) leave the bathroom door open until all moisture on the mirrors and bathroom walls and tile surfaces has dissipated ; and (3) hang up your towels and bath mats so they will completely dry out . • Promptly notify us in writing about any air - conditioning or heating - system problems you discover . Follow any of our rules about replacing air filters . It’s also good practice to open windows and doors periodically on days when the outdoor weather is dry (i . e . , humidity is below 50% ) to help humid areas of your dwelling dry out . • Promptly notify us in writing of any signs of water leaks, water infiltration, or mold . We will respond in accordance with state law and the Lease Contract to repair or remedy the situation as necessary . 4. Avoiding Moisture Buildup . To avoid mold growth, it’s important to prevent excess moisture buildup in your dwelling . Failing to promptly attend to leaks and moisture accumulations on dwelling surfaces can encourage mold growth, especially in places where they might get inside walls or ceilings . Prolonged moisture can come from a wide variety of sources, such as : • rainwater leaking from roofs, windows, doors, and outside walls, as well as flood waters rising above floor level ; • overflows from showers, bathtubs, toilets, sinks, washing machines, dehumidifiers, refrigerator or air - conditioner drip pans, or clogged air - conditioner condensation lines ; • leaks from plumbing lines or fixtures, and leaks into walls from bad or missing grouting or caulking around showers, bathtubs, or sinks ; • washing - machine hose leaks, plant - watering overflows, pet urine, cooking spills, beverage spills, and steam from excessive open - pot cooking ; • leaks from clothes - dryer discharge vents (which can put a lot of moisture into the air) ; and • insufficient drying of carpets, carpet pads, shower walls, and bathroom floors . 5. Cleaning Mold . If small areas of mold have already accumulated on nonporous surfaces (such as ceramic tile, formica, vinyl flooring, metal, wood, or plastic), the Environmental Protection Agency recommends that you first clean the areas with soap (or detergent) and water and let the surface dry thoroughly . (Applying biocides without first cleaning away the dirt and oils from the surface is like painting over old paint without first cleaning and preparing the surface . ) When the surface is dry — and within 24 hours of cleaning — apply a premixed spray - on household biocide such as Lysol Disinfectant®, Original Pine - Sol® Cleaner, Tilex Mold & Mildew Remover® or Clorox® Clean - up® Cleaner + Bleach . (Note two things : First, only a few of the common household cleaners can actually kill mold . Second, Tilex and Clorox contain bleach, which can discolor or stain surfaces, so follow the instructions on the container . ) Always clean and apply a biocide to an area five or six times larger than any mold you see — mold can be present but not yet visible to the naked eye . A vacuum cleaner with a high - efficiency particulate air (HEPA) filter can be used to help remove nonvisible mold products from porous items such as fibers in sofas, chairs, drapes, and carpets — providedthefibersarecompletelydry . Machinewashingordry - cleaning will remove mold from clothes . 6. Warning for Porous Surfaces and Large Surfaces . Do not clean or apply biocides to visible mold on porous surfaces such as sheetrock walls or ceilings or to large areas of visible mold on nonporous surfaces . Instead, notify us in writing and we will take appropriate action tocomply with Section 92 . 051 et seq . of the Texas Property Code, subject to the special exceptions for natural disasters . 7. Compliance . Complying with this addendum will help prevent mold growth in your dwelling, and both you and we will be able to respond correctly if problems develop that could lead to mold growth . If you have questions about this addendum, please contact us at the management office or at the phone number shown in your Lease Contract . If you fail to comply with this addendum, you can be held responsible for property damage to the dwelling and any health problems that may result . We can’t fix problems in your dwelling unless we know about them . Resident or Residents (all sign below) Owner or Owner’s Representative (sign below) Please note : We want to maintain a high - quality living environment for our residents . To help achieve this goal, it is important that we work together to minimize any mold growth in your dwelling . This addendum contains important information for you, and responsibilities for both you and us . (Name of Resident) (Name of Resident) (Name of Resident) (Name of Resident) (Name of Resident) (Name of Resident) Your are entitled to receive a copy of this Addendum after it is fully signed. Keep it in a safe place. TAA Official Statewide Form 15 - FF, Revised January 2015 Copyright 2015, Texas Apartment Association, Inc.  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM

TEXAS APARTMENT ASSOCIATION MEMBER

# Bed Bug Addendum

*Please note: We want to maintain a high-quality living environment for you. It's important to work together to minimize the potential for bed bugs in your dwelling and others. This addendum outlines your responsibility and potential liability when it comes to bed bugs. It also gives you some important information about them.*

1. **Addendum.** This is an addendum to the Lease Contract that you, the resident or residents, signed on the dwelling you have agreed to rent. That dwelling is: Apt. # 202N at SPUS9 HSTN North Tower LP

(name of apartments)
or other dwelling located at ______ (street address of house, duplex, etc.) ______ (city) ______ (state) ______ (zip).

2. **Purpose.** This addendum modifies the Lease Contract to address any infestation of bed bugs (Cimex lectularius) that might be found in the dwelling or on your personal property. We will rely on representations that you make to us in this addendum.

3. **Inspection and Infestations.** We are not aware of any current evidence of bed bugs or bed-bug infestation in the dwelling.

BY SIGNING THIS ADDENDUM, YOU REPRESENT THAT:

- ~~YOU HAVE INSPECTED THE DWELLING BEFORE MOVING IN OR SIGNING THIS ADDENDUM, AND YOU DID NOT FIND ANY EVIDENCE OF BED BUGS OR BED-BUG INFESTATIONS, OR~~
- ~~YOU WILL INSPECT THE DWELLING WITHIN 48 HOURS AFTER MOVING IN OR SIGNING THIS ADDENDUM AND WILL NOTIFY US OF ANY BED BUGS OR BED-BUG INFESTATION.~~

You represent and agree that you have read the information about bed bugs provided by us and that you are not aware of any infestation or presence of bed bugs in your current or previous dwellings, furniture, clothing, personal property and possessions and that you have fully disclosed to us any previous bed-bug infestation or issue that you have experienced.

If you disclose a previous experience of bed-bug infestation, we can review documentation of the treatment and inspect your personal property and possessions to confirm the absence of bed bugs.

4. **Access for Inspection and Pest Treatment.** You must allow us and our pest-control agents access to the dwelling at reasonable times to inspect for or treat bed bugs. You and your family members, occupants, guests, and invitees must cooperate and not interfere with inspections or treatments. We have the right to select any licensed pest-control professional to treat the dwelling and building. We can select the method of treating the dwelling, building, and common areas for bed bugs. We can also inspect and treat adjacent or neighboring dwellings to the infestation, even if those dwellings are not the source or cause of the known infestation. Simultaneously as we treat the dwelling, you must, at your expense, have your personal property, furniture, clothing, and possessions treated according to accepted treatment methods by a licensed pest-control firm that we approve. If you fail to do so, you will be in default and we will have the right to terminate your right of occupancy and exercise all rights and remedies under the Lease Contract. You agree not to treat the dwelling for a bed-bug infestation on your own.

5. **Notification.** You must promptly notify us:
   - of any known or suspected bed-bug infestation or presence in the dwelling, or in any of your clothing, furniture, or personal property;
   - of any recurring or unexplained bites, stings, irritations, or sores on the skin or body that you believe are caused by bed bugs, or by any condition or pest you believe is in the dwelling; *AND*
   - if you discover any condition or evidence that might indicate the presence or infestation of bed bugs, or if you receive any confirmation of bed-bug presence by a licensed pest-control professional or other authoritative source.

6. **Cooperation.** If we confirm the presence or infestation of bed bugs, you must cooperate and coordinate with us and our pest-control agents to treat and eliminate them. You must follow all directions from us or our agents to clean and treat the dwelling and building that are infested. You must remove or destroy personal property that cannot be treated or cleaned before we treat the dwelling. Any items you remove from the dwelling must be disposed of off-site and not in the property's trash receptacles. If we confirm the presence or infestation of bed bugs in your dwelling, we have the right to require you to temporarily vacate the dwelling and remove all furniture, clothing, and personal belongings so we can perform pest-control services. If you don't cooperate with us, you will be in default and we will have the right to terminate your right of occupancy and exercise all rights and remedies under the Lease Contract.

7. **Responsibilities.** You may be required to pay all reasonable costs of cleaning and pest-control treatments incurred by us to treat your dwelling unit for bed bugs. If we confirm the presence or infestation of bed bugs after you move out, you may be responsible for the cost of cleaning and pest control. If we have to move other residents in order to treat adjoining or neighboring dwellings to your dwelling unit, you may have to pay any lost rental income and other expenses we incur to relocate the neighboring residents and to clean and perform pest-control treatments to eradicate infestations in other dwellings. If you don't pay us for any costs you are liable for, you will be in default and we will have the right to terminate your right of occupancy and exercise all rights and remedies under the Lease Contract, and we may take immediate possession of the dwelling. If you don't move out after your right of occupancy has been terminated, you will be liable for holdover rent under the Lease Contract.

8. **Transfers.** If we allow you to transfer to another dwelling in the community because of the presence of bed bugs, you must have your personal property and possessions treated according to accepted treatment methods or procedures established by a licensed pest-control professional. You must provide proof of such cleaning and treatment to our satisfaction.

**You are legally bound by this document. Please read it carefully.**

| **Resident or Residents** *(all sign below)* | | **Owner or Owner's Representative** *(sign below)* | |
|---|---|---|---|
| Henry Levinski (Name of Resident) | 03/21/2022 Date signed | Alisha Stofek | 03/21/2022 Date signed |
| Dante Ficaro (Name of Resident) | 03/21/2022 Date signed | | |
| (Name of Resident) | Date signed | | |
| (Name of Resident) | Date signed | | |
| (Name of Resident) | Date signed | | |
| (Name of Resident) | Date signed | | |

*You are entitled to receive a copy of this Addendum after it is fully signed. Keep it in a safe place.*

©2019 Texas Apartment Association, Inc.

Blue Moon eSignature Services Document ID: 306414080

continued on back

3/21/2022 12:21 PM

# Bed Bugs

## A Guide for Rental-Housing Residents

*(Adapted with permission from the National Apartment Association)*

Bed bugs are wingless, flat, broadly oval-shaped insects, with a typical lifespan of 6 to 12 months. Capable of reaching the size of an apple seed at full growth, bed bugs are distinguishable by their reddish-brown color, although after feeding on the blood of humans and warm-blooded animals—their sole food source—the bugs assume a distinctly blood-red hue until digestion is complete.

## Bed bugs don't discriminate.

Bed bugs' increased presence across the United States in recent decades is due largely to a surge in international travel and trade. It's no surprise then that bed bugs have been found in some of the fanciest hotels and apartment buildings in some of the nation's most expensive neighborhoods.

Nonetheless, false claims that associate bed bugs presence with poor hygiene and uncleanliness have caused rental-housing residents, out of shame, to avoid notifying owners of their presence. This only causes the bed bugs to spread.

While bed bugs are more attracted to clutter, they're certainly not discouraged by cleanliness. Bottom line: bed bugs know no social or economic bounds; claims to the contrary are false.

## Bed bugs don't transmit disease.

There exists no scientific evidence that bed bugs carry disease. In fact, federal agencies tasked with addressing pests of public-health concern, namely the U.S. Environmental Protection Agency and the Centers for Disease Control and Prevention, have refused to elevate bed bugs to the threat level posed by disease-carrying pests. Again, claims associating bed bugs with disease are false.

## Learn to identify bed bugs.

Bed bugs can often be found in, around, behind, under, or between:

- Bedding
- Bed frames
- Mattress seams
- Upholstered furniture, especially under cushions and along seams
- Wood furniture, especially along areas where drawers slide
- Curtains and draperies
- Window and door frames
- Ceiling and wall junctions
- Crown moldings
- Wall hangings and loose wallpaper
- Carpeting and walls (carpet can be pulled away from the wall and tack strip)
- Cracks and crevices in walls and floors
- Electronic devices, such as smoke and carbon-monoxide detectors

Because bed bugs leave some people with itchy welts similar to those made by fleas and mosquitoes, the cause of welts like that often go misdiagnosed. One distinguishing sign is that bed-bug marks often appear in succession on exposed areas of the skin such as the face, neck, and arms. But sometimes a person has no visible reaction at all from direct contact with bed bugs.

While bed bugs typically act at night, they often leave signs of their presence through fecal markings of a red to dark-brown color, visible on or near beds. Blood stains also tend to appear when the bugs have been squashed, usually by an unsuspecting sleeping host. And because they shed, it's not uncommon to find the skin casts they leave behind.

## Prevent bed-bug encounters when traveling.

Because humans serve as bed bugs' main mode of transportation, it's especially important to be mindful of bed bugs when away from home. Experts attribute the spread of bed bugs across all regions of the United States largely to increases in travel and trade, both here and abroad. So travelers are encouraged to take a few minutes on arriving to thoroughly inspect their accommodations before unpacking. Because bed bugs can easily travel from one place to another, it's also a good practice to thoroughly inspect luggage and belongings for bed bugs before heading home.

## Know the bed-bug dos and don'ts.

- **Don't** bring used furniture from unknown sources into your dwelling. Countless bed-bug infestations have stemmed directly from bringing home second-hand and abandoned furniture. Unless you are absolutely sure that a piece of second-hand furniture is bed-bug-free, you should assume that a seemingly nice looking leather couch, for example, is sitting curbside waiting to be hauled off to the landfill because it's teeming with bed bugs.
- **Do** inspect rental furniture, including mattresses and couches, for the presence of bed bugs before moving it into your dwelling.
- **Do** address bed-bug sightings immediately. Rental-housing residents who suspect the presence of bed bugs in their unit must immediately notify the owner.
- **Don't** try to treat bed-bug infestations yourself. Health hazards associated with the misapplication of traditional and nontraditional chemical-based insecticides and pesticides poses too great a risk to you, your family and pets, and your neighbors.
- **Do** comply with eradication protocol. If the determination is made that your unit is indeed playing host to bed bugs, you must comply with the bed-bug-eradication protocol set forth by both your owner and their designated pest-management company.

Blue Moon eSignature Services Document ID: 306414080
Statewide Form 19-J, Revised October 2019
©Copyright 2019, Texas Apartment Association, Inc.

3/21/2022 12:21 PM

# Community Policies/Master Lease Addendum

## 1. Preface

This Master Lease Addendum contains community rules, regulations, and/or policies that are incorporated into and part of your Lease Contract. They apply to you and your occupants, guests, and invitees. Use of "we", "us", and "our" in this Addendum refers collectively to the owner of the community and the owner's authorized agents/representatives. Violation of any provision of this Addendum may result in termination of your right of possession and/or your Lease Contract. The community rules, regulations, and/or policies in this Addendum may be added to, amended or repealed at any time in accordance with your Lease Contract. This Addendum is intended to supplement your Lease Contract. To the extent there is any inconsistency between this Addendum and the Lease Contract, the provisions of the Lease Contract control.

## 2. No Reliance on Security Devices or Measures

You acknowledge that cameras may be installed at some or all of the gates and in various common areas throughout the community. If cameras are installed, these areas may be recorded. Cameras, if installed, are for the sole purpose of protecting our real and personal property. Such cameras are not intended to protect, monitor, provide security for, or give a sense of security to you or any occupant or guest. You acknowledge that, given the limited purpose for which cameras may be installed or used, we have no obligation to cause such cameras to be monitored. We have no obligation to preserve or make available the contents of any recordings to you or others.

## 3. Entry Devices

In the event your community requires an entry device, the following policies apply.

a) **Access Card, Remote or Key Fob:** You and each occupant if you request, will receive one controlled access device of our choice. Additional devices may be available for an additional charge of $__________.

b) **Damaged, Lost or Unreturned Cards, Remotes, or Fobs:** If a controlled access device is lost, misplaced, stolen damaged, or not returned at termination of this Agreement, a fee of $ 75 will be charged for each device replacement.

c) **Duplicate, Lost or Unreturned Keys:** A charge of $ 75 will be owed for each duplicate, lost or unreturned key.

d) **Re-keying Lock:** If you wish to have your apartment home, storage, mailbox, and/or garage lock(s) re-keyed because you have lost your key or for any other reason you agree to pay a re-keying fee of $ 75 which is due prior to changing your locks.

e) **After Hours Lock Outs:** After office hours, you must contact and pay for a locksmith if you have locked yourself out.

f) **Lock Outs During Office Hours:** If you are locked out of your apartment home during business hours, contact us. A picture I.D. may be required to gain access to your apartment home.

## 4. Patios / Balconies / Private Yards

In the event your community has patios, balconies, or private yards, the following policies apply.

**Items Prohibited**

| | | |
|---|---|---|
| Combustible Materials | Flags | Furniture designed for Indoor Use |
| Firewood | Charcoal & Gas Grills | Bicycles hung from ceilings or walls |
| Unsightly or Heavy Items | Propane Tanks | Laundry |
| Motorcycles | Automobile Tires, Parts, Equipment | Signs |

a) **Resident Responsible for Private Yard:** In the event your apartment home has a private yard and you are responsible for maintenance of the yard, maintenance will include, but not be limited to, mowing, edging, shrub trimming, watering, debris removal, weeding, etc. You agree to maintain the landscaping in a healthy condition (free of weeds, holes, fungus/parasites, pet feces, trash, debris and consistent color in sod, etc.). If your private yard is not maintained to the community standards, we have the right to maintain it and charge our actual cost each time maintenance is required. Upon move-out, we can deduct any amounts owed for damage to the private yard which exceed ordinary wear and tear from the security deposit as allowable under the Lease Contract.

b) **Community Landscaper Utilized for Private Yard:** In the event your apartment home has a private yard and your community landscaper maintains the private yard, there may be an additional monthly fee of $__________ required. You are still responsible for maintaining the landscaping in a healthy condition (free of weeds, holes, fungus/parasites, pet feces, trash, debris and consistent color in sod, regular watering, etc.). You agree to provide access so that routine yard management maintenance can occur. If your private yard is not maintained to the community standards, we have the right to maintain it and charge our actual cost each time maintenance is required. Upon move-out, we can deduct any amounts owed for damage to the private yard which exceed ordinary wear and tear from the security deposit paid as allowable under the Lease Contract.

## 5. Gardens

In the event your community has a garden for the enjoyment of all residents, the following policies apply.

a) Unless otherwise posted, the hours are from dawn to dusk.
b) Use at your own risk. In case of emergency, call 911.
c) You agree to plant the garden plot within two weeks of being assigned a designated area.
d) You agree to maintain the designated plot and to keep plants within the assigned/designated area.
e) We encourage an organic gardening program. Use of pesticides, herbicides, and insecticides made from synthetic materials as well as use of chemical fertilizers are not advisable. Slug bait is permitted only when used in enclosed containers, which must be removed from the site after use. Use of raw human and/or animal waste is not allowed due to environmental and health concerns. Fully composted manures, such as steer and chicken manure, are allowed.
f) No illegal plants may be grown, including but not limited to any plant listed by the state agencies and weed control board as noxious weeds.
g) Only water your assigned garden plot.
h) Maintain healthy plants and remove dead plants in a timely manner (not to exceed one week duration).
i) Materials other than plants are prohibited, except items that assist in growth.
j) All tools provided by us must remain in designated areas. We are not responsible for injuries due to the use of tools. If you need any additional tools, they are your responsibility.
k) Debris after planting, any remaining soil, fertilizer, etc. must be swept immediately.
l) Garden plots will expire with your lease, and may be renewed at the time of lease renewal. If you decide not to renew usage, the plot must be cleaned out and left in the original condition. Renewal is not guaranteed.
m) We are not responsible for lost, stolen, or damaged plants or other items.
n) Please be respectful of the neighbors who live around the gardens. No smoking, noise disturbances, or horseplay is allowed.
o) Animals are not allowed in the garden plot areas, except assistance animals.

## 6. Inside or Near the Apartment Home

**1.Windows and Doors:** Any window treatment installed by you shall present a uniform appearance with the exterior of the building. The use of foil and other similar materials, on windows is strictly prohibited. You will not obstruct any windows or doors.

**2.Welcome Mats and Heavy Items:** You may place a welcome mat in front of your entry door subject to our approval. Rugs or carpet remnants are not permitted. You shall not place any unusually heavy objects on the floor of the Premises, such as pool tables, waterbeds, etc. without our prior written permission. You will not obstruct any doorways, stairs, entry passages, breezeways, courtyards, or halls of the community.

**3.Soliciting:** Soliciting is not permitted in the community. Unless allowed by law or following our prior written permission, you shall not distribute, post, or hang any signs, flyers, advertisements, or notices in any portion of the community.

Community Policies/Master Addendum 8/1/2018

Page 1 of 7

Blue Moon eSignature Services Document ID: 33941480

4. Fireplace : In the event your apartment home has a fireplace, you agree to use the fireplace for the intended purpose and at your own risk . Never use flammable liquids to start fires and never burn anything other than seasoned firewood . Clean your hearth of any flammable materials . Do not attempt to clean the inside of the chimney . Report maintenance needs to us immediately . Use a mesh screen and leave glass doors open when burning fires . If applicable, open the flue/damper before lighting a fire . Close the flue/damper only when the fire is completely out, the smoke has ceased to rise, and the wood is cool . Never leave a fire unattended . Put all fires out completely before going to bed or leaving the apartment home . 5. Furniture, Televisions, Appliances : In the event your apartment home has furniture, televisions, and/or appliances included, you agree to maintain them in a clean condition, reasonable wear and tear excepted . Removal of these items is not allowed . Upon move - out, these items must be placed in the same location they were upon move - in . You will pay the cost to repair, replace, or clean the furniture, televisions, and/or appliances . 6. Wires and Personal Items Outside the Home : No radio, television other wires are permitted on any part of the apartment home . You shall not store personal items in the outside walkways, breezeways or under stairs . 7. Odors You, your occupants, guests, and invitees acknowledge that we cannot prevent odors in and around your apartment home and community. 1. Resident Responsibilities: If you create odors, you shall provide proper ventilation so you do not disturb or cause inconvenience to others. 2. Removal of Odors: If the carpet, walls, A/C ducts, or other items in the apartment home retain odors due to your use or surrounding residents complain about the odors, you will be responsible for the cost for removing unwanted smells and odors. 8. Parking and Vehicles In the event your community has parking for residents, the following policies apply. Guests must park in guest parking only. a) Speed Limi t : Unless otherwise posted, the speed limit is ten (10) miles per hour. b) Posted Signs: You are responsible for following all posted signs including height restrictions, mounted mirrors, and traffic control devices. c) Unassigned Parking: In the event parking at your community is unassigned, you can park on a first - come, first - serve basis, except in designated areas. Parking spaces are not guaranteed. d) Assigned Parking: In the event parking at your community is assigned, you must park only in your assigned space. e) Limitation of Vehicles: We will advise you if your community has a limitation on the number of vehicles allowed. f) Restricted Vehicles : Unless specifically allowed in designated areas, including carports and/or garages, the following are not allowed : campers, trailers, boats, buses, large trucks, commercial vehicles, mobile homes, trailers, recreational vehicles and equipment . Violators will be towed away without notice at the vehicle/equipment owner's expense . g) No Vehicle Repairs : Automobile repair work is not allowed on the community . Washing vehicles is not allowed unless there is a designated car care facility . h) Vehicle Insurance : All vehicles will be parked at your own or the vehicle’s owner’s risk, and you will maintain proper insurance on your vehicles . i) No Loitering or Recreational Activities : You, your occupants, guests, and invitees may not engage in the following activities in parking areas : loitering (standing or waiting around), recreational activities, or disrupting the flow of traffic . j) Improperly parked, non - operable, abandoned, or unauthorized vehicles or equipment are not permitted in the community and may be removed by us at your expense or the expense of any other person owning same, for storage or public or private sale, at our option with no right of recourse against us . The definition of improperly parked, non - operable, abandoned, or unauthorized vehicles or equipment shall be liberally construed in our favor . In addition, but not limited to their generally accepted definitions, “improperly parked”, “non - operable”, “abandoned”, and “unauthorized” shall also mean vehicles or equipment which : (1) Are noxious, offensive, unsightly, unpleasant or unkempt such as could reasonably affect the appearance or rental marketability of the community or such as could reasonably cause embarrassment, discomfort, annoyance, or nuisance to us or other residents ; (2) Are not displaying any required hangtag, decal, or other identifier provided by us ; (3) Are left unattended for a period of not less than thirty (30) days without anyone having claimed ownership of it . 9. Parking Tags/Stickers In the event your community requires parking tags/stickers, the parking tag/sticker must be visibly displayed either on the rear - view mirror or taped next to the vehicle registration . We are not responsible for damage to tint or glass due to the sticker . The vehicle can be towed without notice at the vehicle owner’s expense in accordance with state law . a) You agree to advise your guests and invitees to park in the designated guest parking spaces only . be assessed to your b) If your sticker/tag is lost, stolen, damaged, or not returned upon move - out, a replacement fee of $ 50 will account. 10. Animals 1. Assistance Animals : Assistance animals required pursuant to a disability - related need are welcome . Assistance animals must be disclosed to and approved by us . The appropriate reasonable accommodation process will apply . 2. Pet Policies : No animals of any kind are permitted in your apartment or the community without our prior written consent . In the event your community allows pets, the following policies apply . a) No More Than Two Pets : A maximum of two pets per apartment home is permitted . b) Weight Limits : Pets shall not exceed your community’s weight limit . c) Restricted Breeds and Prohibited Dogs : The following breeds are not permitted on the community : Rottweiler, Doberman Pinscher, Pit Bull Terrier/Staffordshire Terrier, Chow, Presa Canarios, Akita, Alaskan Malamutes, Wolf - Hybrid, or any mix thereof . Specific communities may have additional breed restrictions . In addition, we prohibit any dog with a history of biting, injuring any person or animal, or damaging property . d) Determination of Breed : Regardless of your representation as to the breed or classification of any animal, you agree that we shall make the final determination as to the breed or classification of your pet or animal in our sole and absolute discretion . Restricted Breeds shall have the broadest possible meaning, and includes, but is not limited to, any animal displaying physical traits or characteristics of any restricted breed animal, whether by observation or by standards established by the American Kennel Club, or other applicable association, or defined by any law, statute, or ordinance . If applicable, a canine DNA test may be requested at your expense . e) Cats: Cats must be spayed or neutered. f) Animals Not Allowed in Amenities: Animals, except Assistance Animals, are not permitted in the pool, pool area, or community amenity areas such as the business and fitness centers. No animals will be allowed in the pool or spa water. g) No Staking Animals: Animals may not be tied to any fixed object anywhere outside the dwelling units, except in fenced yards (if any) for your exclusive use. h) Aquariums: Aquariums up to 20 gallons are allowed without a pet deposit or fee. Aquariums over 20 gallons may require a pet deposit or fee in addition to proof of renter’s insurance. i) Secure Animals During Service Requests: Remove animals or place them in a room behind a closed door or kennel/crate with notification to us. 11. Trash Removal and Disposal a) Curbside Pick Up : In the event your community offers curbside trash pick - up, contact us for the scheduled days and times of pick - up . You agree not to leave any trash out on days that are not scheduled for pick - up . We reserve the right to remove curbside trash pick - up service upon written notice to you of the change . b) No Curbside Pick Up : In the event your community does not offer curbside trash pick - up, you shall dispose of your bagged and tied trash inside the compactor/dumpster facility as instructed by us or by the sign near the compactor/dumpster . c) Trash Chutes : In the event your community has trash chutes, contact us for the scheduled hours of operation . Securely tied, kitchen - sized bags are required . No loose items can be put in the trash chute . Do not use the chute for recycling . No boxes or large trash can be placed in the chutes . Contact us for details or questions regarding the use of the trash chutes . d) Recycling : In the event recycling is offered at your community, you are responsible for complying with all recycling regulations . e) Potential Charges : You may be charged $ 25 per bag for any trash left outside your apartment home or in breezeways . Please contact us if you require further instruction regarding proper disposal of garbage with the compactors, dumpsters, or chutes . 3/21/2022 12:21 PM Community Policies/Master Addendum 8/1/2018 Page 2 of 7  Blue Moon eSignature Services Document ID: 306414080

f) No Litter: Do not leave cigarette butts or other trash near or around patios/balconies, under windows, or near entry doors. We reserve the right to assess a fine of $25 per incident. g) No Furniture as Trash: No furniture may be left for trash removal. h) Dumpster Use for Residents Only: Only you and your occupants are permitted to use the dumpster/compactor. i) No Dumpster Diving: Do not retrieve items from the dumpster. Digging or scavenging is prohibited. j) General: Please break down empty boxes. Keep the area clean and litter free. If applicable, close the lid after use. k) No Parking in Front of Dumpster: Parking in front of the dumpster/compactor is not allowed. l) Prohibited Items: You understand that you cannot place the following items in or around the trash dumpster or compactor: propane tanks, flammable or toxic materials, furniture, bedding, appliances, auto batteries, tires, and oil/petroleum products. 12. Pest Control 1. Extermination: Unless prohibited by statute or otherwise stated in your Lease Contract, we may have extermination operations conducted in the apartment home several times a year and as needed to prevent insect infestation. If pest control services are provided, you shall pay the amount of $ 2.00 on or before the first day of each month to reimburse us for extermination services to the apartment home. You shall pay such fee in the same time and manner as you pay rent pursuant to your Lease Contract. You must request in writing extermination treatments in addition to those regularly provided by us. 2. Preparations for Extermination: If the apartment home is not prepared for a scheduled treatment date, we will reschedule treatment at your expense. You agree to perform the tasks necessary to prepare the apartment home for extermination, including: a) removing people sensitive to the extermination treatment from the apartment home; b) removing animals or placing them in bedrooms with notification to us; c) removing animal food bowls; d) removing all food, utensils, glasses, and dishes and food containers from countertops and floors; e) removing chain locks or other obstructions on the day of service; f) removing contents from shelves, cabinets, and floors where pests have been seen; g) cleaning all cabinets, drawers, and closets in kitchen and pantry; and h) refraining from wiping out cabinets after the treatment. 3. Notify Us of Health Issues: You are solely responsible for notifying us in writing prior to extermination of any anticipated health or other concerns related to extermination and the use of pesticides. 4. Your Responsibilities: To reduce the possibility of pests, you shall: (a) store all food in sealed containers; (b) not leave food or dirty dishes out; (c) empty all cans and bottles and rinse them with water; (d) immediately dispose of unused paper grocery sacks; (e) sweep and mop the kitchen regularly; (vi) vacuum carpets frequently to remove crumbs and other food particles; (f) remove trash immediately; (g) not put wet garbage in the trash; (h) use the garbage disposal if available; (i) not leave windows or doors open allowing pests to enter; and (j) comply with any instructions/protocol from the extermination company. 13. Packages / Deliveries In the event your community accepts packages for residents we do so in our sole discretion and the following policies apply: a) We will only accept packages from a commercial delivery service (UPS, Federal Express, etc.) and United States Postal Service. We will not accept any package shipped COD or having postage due. b) In the event your community offers a package locker system , couriers will make all deliveries exclusively through the locker system. Refer to your community for the locker location name to be placed on address delivery label(s), which will instruct couriers of proper delivery. c) We will not be responsible or liable for any lost or stolen deliveries which we sign for or accept. While your deliveries are in our possession, both during and after office hours, your deliveries are not secured. d) Pick up your deliveries within 48 hours. If you do not pick up your delivery within 48 hours, we reserve the right to return to sender. e) Occasionally the number of deliveries may become too great or too cumbersome; therefore, we reserve the right at all times to refuse deliveries. f) We have no obligation to contact you when accepting packages. This is your and the deliverer’s responsibility. g) Deliveries or service requiring entrance into your apartment home by anyone other than us will be allowed only with your prior written permission. h) We are not responsible for articles or parcels left at your door or in the office by delivery services. i) We will not be available after hours to allow you access to your deliveries. You must pick up your packages during regular office hours. j) You shall not have perishable goods delivered to the office unless your community has approved such delivery in advance or offers refrigerated lockers. k) We may not accept packages that are over 25 pounds or larger than 2’x2’x2’. l) You may be required to present a photo ID and/or signature when picking up a package. 14. Maintenance Emergencies Service requests will be handled after office hours if they are emergencies. We define emergencies as the following: a) Electrical or gas failure of any nature b) Broken or non - working exterior doors, locks, windows c) Malfunctioning access gates that are locked and will not open d) No heat (when outside temperature is below 60 degrees) e) No air conditioning (when outside temperature is above 85 degrees) f) No water g) Overflowing toilet h) Flooding i) Broken pipes j) Fire (call 911 immediately) k) After business hours, emergency service requests can be reported by calling the office. The on - duty service technician will be notified and will respond as quickly as possible. 15. Apartment Home Transfers When transferring to another apartment home within the community: a) You shall not replace or transfer your interest in the Lease Contract, or any part hereof, without our prior written consent. If you are in violation of the Lease Contract, you will not be approved for a transfer. b) You must sign a Transfer form. c) The criteria for qualifications of credit, income and employment, residence, and criminal must be met for residents that transfer within the lease term or at the end of the lease term. d) You must fulfill at least 3 months of your current lease term before you will be eligible to transfer to a new apartment home. e) If applicable, a transfer fee must be paid prior to transferring. A new security deposit may be required to secure the new apartment home. In addition, market rent, new pet deposit/fees (if applicable) and other applicable fees must be paid. f) You are required to provide a written move - out notice according to your Lease Contract from the current apartment home. The vacated apartment home must be left in the condition described in the move - out cleaning instructions. We will inspect the apartment home and forward statements and deposit refunds to your new address. g) If you cancel the transfer after the new apartment home has been assigned and taken off the market, you will be responsible for any economic loss sustained resulting from your failure to rent the new apartment home. h) You shall be responsible for all moving costs including those associated with switching utilities and services to the new apartment home if a transfer is approved. 3/21/2022 12:21 PM Community Policies/Master Addendum 8/1/2018 Page 3 of 7  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM

**16. Amenities / Facilities**

| | | | | |
|---|---|---|---|---|
| *Swimming Pool* | *BBQ Grill/Fire Pit* | *Spa or Hot Tub* | *Club Room* | *Dog Park/Spa* |
| *Sports Court* | *Car Cleaning Facility* | *Game Room/Theater* | *Laundry Room* | |
| *Tanning Facilities* | *Sauna* | *Business Center* | *Fitness Facilities* | |
| *Video Library* | *Nature/Hiking Trail* | *Playground* | *Roof Top Deck* | |

In the event that your community hosts any of the above or other amenities, the following apply:

- In an emergency, call 911
- Attendants are not provided
- Use amenities at your own risk
- Comply with posted signs
- Use equipment in the manner it is intended
- Do not destroy any equipment/amenity
- Report any equipment needing repair or vandalism
- Do not remove any equipment
- Wear appropriate attire
- Be mindful of others when using amenities and limit time as necessary
- Only two guests are allowed and must be accompanied by you
- We are not responsible for accidents, injuries, or lost, stolen, damaged, or misplaced items
- You agree to hold us harmless from any and all claims, damages, or expenses related to the use of amenities

**17. Amenity / Facility Safety-Related Restrictions**

**1.Safety-Related Restrictions:** Our community contains amenities/facilities that are intended to enhance the living experience for you and your occupants. You agree that, for safety-related reasons, certain amenities/facilities may require restrictions on use. You agree to abide by posted signs. You further agree that you, your occupants or guests will be supervised, as needed, by someone possessing the proper skills to supervise the particular activity at the amenities/facilities.

**2.Residents Shall Exercise Their Own Prudent Judgment:** You, occupants and guests are advised to exercise their own prudent judgment with respect to the unsupervised use of the facilities located throughout the community. By establishing safety-related use restrictions, we are not in any manner representing, guaranteeing or ensuring the safety of any persons when participating in the activities or using the facilities of the community with or without supervision.

**18. Swimming Pool and Spa / Hot Tub**

In the event your community has a pool and/or hot tub for the enjoyment of all residents, the following policies apply. Please follow posted signage.

a) We do not provide, at any time, safety or supervisory personnel at the pools, hot tubs, spas, or any other common area. LIFEGUARDS ARE NOT PROVIDED. SWIM AT YOUR OWN RISK. FOR YOUR SAFETY, DO NOT SWIM ALONE.
b) No diving. Diving may result in injury or death.
c) We cannot and do not assure, guarantee or warrant your safety.
d) Assistance animals are allowed in the pool area if necessary due to a disability-related need; however, no animals will be allowed in the pool or spa water.
e) We are not responsible for accidents, injuries, or lost, stolen, damaged or misplaced items.
f) No jumping into the pool from balconies, patios, fountains, or other structures near the pool.
g) Keep gates closed at all times.
h) Respect others by covering pool furniture with a towel. Do not remove pool furniture from pool areas. Dispose of trash properly.
i) Overexposure to hot water may cause dizziness, nausea, and fainting. Hot water exposure limitations vary from person to person.
j) Check the hot tub temperature before entering the hot tub. Do not use the hot tub if the temperature is above 104 degrees. Do not operate the hot tub if the suction outlet cover is missing, broken, or loose.
k) Do not place electrical appliances (telephone, radio, TV, etc.) within five feet of the pool or hot tub.
l) Appropriate swimwear is required at all times as determined by us. Diapers are not allowed unless they are swim diapers.
m) You are limited to 2 guests to any pool/hot tub area, and you must accompany your guests at all times.

**19. Sports Courts (Tennis, Volleyball, Basketball, etc.)**

In the event your community has sports courts (tennis, volleyball, basketball, etc.) for the enjoyment of all residents, the following policies apply.
a) Motorcycles, bicycles, tricycles, roller blades, skateboards and skates are not permitted on the court surface.
b) Do not sit or lean on the net. Do not hang from or climb on the goal or nets.
c) Proper athletic shoes with rubber soles are required.

**20. Club Room / Game Room / Theater**

In the event that your community provides a club room, game room, and/or theater for the enjoyment of all residents, the following policies apply.
a) No wet clothing permitted.
b) Clubroom hours are determined by us.
c) All items must be returned, in the condition in which they were received prior to leaving.
d) Use the facility at your own risk. Use the equipment only in the manner intended by manufacturer.
e) Do not remove or damage equipment and supplies.

**21. Tanning Bed, Tanning Dome, or Spray Tan Booth**

In the event a tanning device(s) is provided for the enjoyment of all residents, the following policies apply:
a) Failure to use the eye protection may result in permanent damage to your eyes.
b) Overexposure to ultraviolet light (whether from natural or artificial sources) causes burns.
c) Repeated exposure to ultraviolet light (whether from natural or artificial sources) may result in premature aging of the skin and skin cancer.
d) Abnormal skin sensitivity or burning may be caused by reactions of ultraviolet light to certain food, cosmetics, and medications.

**22. Video / DVD Library**

In the event your community provides a video/DVD library, the following policies apply.
a) You acknowledge and agree to be fully responsible for any and all videos/DVDs borrowed by self or other occupants while using the video services provided.
b) All videos/DVDs must be returned in good working condition (except reasonable wear and tear) within 48 hours.
c) We are not responsible for persons borrowing videos/DVDs that may not be suitable for themselves or others.
d) We may charge your account the total amount owed including late charges and/or market value of all items not returned in good working condition.

**23. Business / Computer Center**

In the event your community has a business center for the enjoyment of all residents, the following policies apply:
a) The center is for use by you and occupants only.
b) We are not responsible for lost, stolen or damaged items, content viewed, viruses or loss of information.

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c) Smoking, food and drinks are prohibited . d) Please be considerate of others . Limit computer use to 30 minutes when others are waiting . e) You must provide their own document/data storage . Do not install or download any program, file or software on the business center equipment . Data created, stored or saved on the business center equipment will not be private, may be used by us for any purpose and will likely be deleted . Incoming faxes are prohibited . f) We reserve the right to monitor, intercept, review, and erase, without further notice, all content created on, transmitted to, received or printed from, or stored or recorded on the courtesy devices . g) Users should not use the courtesy device to transmit or store personal information, including user names, passwords, addresses, driver’s license numbers, social security numbers, bank information, or credit card information . h) The courtesy device and associated access to the internet may not be used to (a) violate United States, state, or foreign laws ; (b) transmit or receive material that is threatening, obscene, harassing, discriminatory, defamatory, illicit, or pornographic ; or (c) interfere with or disrupt network users, services, or equipment . i) Attempts to remove equipment from the business center will engage the alarm system. j) Users may not alter or damage existing hardware or software. Do not modify screensavers or background images on business center equipment. k) Violation of any or all of the above stated rules may result in termination of business center use or other remedies under the lease. 24. Barbecue Grill / Outdoor Kitchen / Fire Pit / Fire Place In the event your community has barbeque grills, outdoor kitchens, fire pits, or fire places for the enjoyment of all residents, the following policies apply. a) Barbecue grill instructions may be posted at each location or are available from us. Please contact us before attempting to use these grills. b) Keep pets and persons requiring supervision away from open flames. c) Your community may require a deposit or fee to use the facility. Contact us for further details. d) Never leave a fire unattended. Do not leave until the fire is completely out. e) Keep flammable materials away from the fire. 24. Laundry Room In the event your community has laundry rooms, the following policies apply. a) Use appropriate settings on washers and dryers. Any loss or damage to clothing is not our responsibility. b) No dying of clothes is permitted. c) Do not wash or dry oversized items. d) Remove lint from dryer before and after each use. Wipe down after use. Please leave machines clean. e) Facilities are for use by you and occupants only. 24. Dog Park/Spa In the event your community has a Dog Park or Spa for the enjoyment of all residents, the following policies apply. a) Animal owners are responsible their animal’s behavior, for damage or injury inflicted to or by their animal(s). Animal owners must remain with dogs in fenced area at all times. b) You are limited to 2 animals per person in the Dog Park or Spa c) Dogs must be leashed when entering and exiting the park and must be leashed in the transition corridor, if applicable. You must have a visible leash for each dog at all times. d) Animals with a known history of dangerous or aggressive behavior are prohibited. Immediately leash your dog(s) and leave the Dog Park if your dog behaves aggressively. e) Puppies under 6 months of age and female dogs in heat are not allowed in the Dog Park. 24. Roof Top Deck In the event your community has a roof top deck for the enjoyment of all residents, the following policies apply. a) You, your occupants and guests shall not walk in any areas on the roof other than the designated walkway and roof top deck itself. b) Nothing shall be thrown or intentionally dropped over the edge of the roof. You, upon the first infraction of this policy by you, your occupants or guests, may have use privileges revoked and/or residency terminated. 24. Photographs, Digital Images, Video All residents, occupants, visitors and guests, while in common areas, give Owner, management company, their employees, agents, subsidiaries and authorized vendors the right to record their image and/or voice, and grant Owner and management company all rights to use these sound, still, or moving images in any and all media, now or hereafter known, and for any purpose whatsoever . A release to Owner, management company, their employees, agents, subsidiaries and authorized vendors is granted for all rights to exhibit this work in all media, including electronic form, publicly or privately . The rights, claims or interest controlling the use of identity or likeness in the sound, still or moving images is waived and any uses described herein may be made without compensation or consideration . 29. Wildlife 1. Definition of Wildlife: Wildlife can include the presence of alligators, bears, crocodiles, snakes, opossums, raccoons, or other non - domesticated animals. In the event wildlife is found on the community, you agree to the following. 2. Resident Acknowledgements: You assume the risk with respect to having wildlife near your apartment home and acknowledge that we are not liable for any injuries, damages or losses to persons or property caused by or related to the wildlife. 3. Resident Responsibilities: You will be responsible for informing occupants, guests and invitees about the wildlife and enforcing their compliance with the following: You, your occupants and guests will not: a) feed, get close to, or attempt to catch the wildlife; b) swim, wade or play near the wildlife; c) dispose of garbage of scraps near a water source, pond, lake, or other area that may contain wildlife. 29. Body of Water (Lake, Pond, Water Features) You will be responsible for informing occupants, guests and invitees about the bodies of water and enforcing their compliance with the following: No one will a) b) c) swim or wade in any body of water that is not designated as a swimming pool; boat on any body of water unless approved by us; ice skate or conduct any other type of water sport in or on the bodies of water. 31. Elevators In the event your community has an elevator (s) for the enjoyment of all residents, the following policies apply. a) Do not attempt to maneuver or stop closing doors. Wait for the next elevator car. b) In the event of a fire or other situation that could lead to a disruption in electrical services, take the stairs. c) When entering and exiting the elevator, watch your step as the elevator car may not be perfectly level with the floor. d) Do not climb out of a stalled elevator. Use the alarm, help, or telephone button to call for assistance. 32. 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In the event your community is under construction or renovation, the following policies apply : a) Inform Occupants and Guests : You will be responsible for informing occupants, guests, and invitees about these policies . b) Stay Away from Construction Areas : You agree to observe all warning signs and blockades . You agree to stay away from the construction areas and shall not climb on or enter onto scaffolding or other construction equipment at any time . You acknowledge there may be construction debris, trip hazards, and uneven surfaces . Construction crews may work throughout the days to complete construction . c) Machinery and Equipment : You acknowledge the construction areas will have machinery and equipment to be used by authorized personnel only and entry into those areas by you, your occupants, guests or invitees is strictly prohibited . d) Minor Disturbances : You acknowledges that the construction/renovation may cause noise, dust, and minor disturbances to the egress/ingress on or about the community and minor disturbances to the quiet and enjoyment of the apartment home . e) Amenities May Be Unavailable : You further agree that the amenities, including the clubhouse, pool, or other common areas, may be unavailable for use by you, your occupants, guests and invitees during the period of construction . f) Resident Waives Right to Withhold Rent : Except as otherwise prohibited by law, you hereby waive any right to withhold rent due to inconvenience or disturbance of quiet enjoyment of your apartment home or the inability to use the amenities or common areas or put forward such noise or construction activity as a breach of our duty pursuant to applicable law . g) Move - In Date Not Guaranteed Due to Construction Delays : You acknowledge that the move - in date cannot be guaranteed in the case of unforeseen construction delays . You acknowledge that you will not be compensated for any unforeseen occupancy delays . If you terminate the Lease Contract early for any reason other than construction delays, you will be responsible for all applicable early termination charges and procedures . 33. Prevention of Mold You agree not to conduct any mold or other environmental testing of your apartment without giving us at least 72 hours advance written notice to enable us to have a representative present during testing . You agree that failure to provide such notice means the testing is not admissible in any legal proceedings . 34. Fire/Freezing Weather/Floods/Other Emergencies Emergency situations may occur during your residency . Please remember that you are responsible for your own safety and the safety of your occupants, guests and invitees . You should look to the proper authorities for any assistance when needs exceed your abilities . Please note the following regarding certain emergency situations . 1. Fire Hazards: a) Follow fire safety and fire safety regulations while in the apartment home and community. b) No flammable or combustible objects/substances are to be stored on patios, balconies, under stairwells, in your garage or storage space and should not be within 30 inches of an item which produces heat (water heater, furnace, stove, oven, candle, curling iron, etc.). c) Items which require an open flame to operate or which produce heat (e.g., Bunsen burners, sterno/canned heat, lighted candles, alcohol burners, heating elements, irons, curling irons, halogen bulbs, stove, oven) must be supervised at all times during use and should never be left unattended. d) Do not obstruct or use the driveways, sidewalks, entry passages, stairs, breezeways, courtyards, or halls for any purpose other than ingress or egress. e) Fireworks are prohibited inside the apartment home or anywhere within the community. 2. Fire Alarms : In the event residents are given procedures for fire alarms, you, your occupants, guests and invitees are required to adhere to all procedures . a) You and your occupants, guests, and invitees must not tamper with, interfere with, or damage any alarm equipment and/or installation . b) In the event the community has a fire sprinkler system, you acknowledge and hereby agree that it is important to be careful near fire sprinkler heads so as not to falsely trigger or activate them . If you trigger or activate the fire sprinkler system, you will be responsible for all damages caused by the activation . c) Anyone found to falsely pull a fire alarm will be subject to criminal charges, a fine, and/or a default of the Lease Contract . d) An extension cord must be UL approved, 16 gauges, and not exceed an un - spliced length of six feet with a polarized plug and a single outlet ; it may not be placed under floor coverings or furnishings and may not be secured by penetrating the insulation . 3. Freezing Weather: You shall follow these precautions when subfreezing weather occurs. a) Leave the heat on 24 hours a day at a temperature setting of no less than 55 degrees. Keep all windows closed. b) Leave open the cabinet doors under the kitchen sink and bathroom sink to allow heat to get to the plumbing. c) Drip all your water faucets 24 hours a day. If severe subfreezing weather occurs, it may be necessary to run your faucets at a steady, pencil - lead stream when you are in the apartment home and when you are gone. This includes hot and cold water in your kitchen, bathroom lavatories, bathtubs, shower, wet bar sinks, etc. d) Leave all drains open and clear of obstacles; including lavatories, sinks and bathtubs. e) If you notice a water leak, icy spot or other hazardous condition on the community, notify us IMMEDIATELY. 34.4 Floods: a) If heavy rain, storms or flooding is forecast, you should follow the guidelines below. Do not put tape on the windows unless directed by us. b) Unplug all appliances and televisions. Do not plug appliances back in until the water completely recedes and community personnel give you permission. 35. Power Outage In the event of a power outage that lasts more than 24 hours, we have the right, but not an obligation, to dispose of the contents of the refrigerator/freezer in your apartment home . You waive any claim and hold us harmless for the disposal of such contents . You agree not to seek recovery against us for interruption of power that results in disposal, loss, or spoilage of refrigerated or frozen food . 36. Payments Unless otherwise allowed at your community, we only accept electronic payments . Cash, paper checks, paper money orders or other forms of payment will not be accepted . Credit and Debit Card transactions may not be allowed . 1. ACH, Credit, and Debit Cards : Automated electronic payments include ACH and Credit and Debit Card transactions . ACH refers to the nationwide network of banking institutions that have agreed to process electronic payments automatically from your bank account to our bank accounts . Virtually all banks and credit unions participate . Credit and debit card transactions refers to credit and debit card transactions, including those cards bearing the Visa, MasterCard, Discover and American Express logos . Collectively, “automated electronic payments” are paperless transactions that occur instantly and automatically without a check being hand - processed through a local bank clearinghouse or the Federal Reserve System . 2. Advantages in Paying Rent via ACH: There are advantages for you in paying your rent via automated electronic payments, including: a) Greater convenience since you won’t have to worry each month with writing, mailing or delivering a rent check; b) No late charges since your rent will be paid timely, assuming there are sufficient funds in your checking account; c) Greater security since there is little chance that a check signed by you will fall into the wrong hands or get lost in the mail; and d) Proof that you’ve paid since your bank statement is evidence of payment according to ACH and card network rules. 3. Electronic Money Orders: We also accept electronic money orders. Details on this payment option are available at the office. 4. Check Scanner : If your community accepts paper checks and uses a check scanner, you are hereby advised that personal checks remitted for normal payments will be scanned and the funds will be electronically withdrawn from your bank account via “Automated Clearing House” (ACH) . If you wish to opt out of this process, you must choose another payment method . Standard ACH bank drafts occur after one business day . 5. Electronic Check Conversion : If your community accepts paper checks, please be aware that we may use electronic check conversion . This is a process in which your check is used as a source of information (for the check number, your account number, and the number that identifies your financial institution) . The information is then used to make a one - time electronic payment from your account (an electronic fund transfer) . The check itself is not the method of payment . Your electronic transaction may be processed faster than a check . 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the time you make a purchase or payment . Your financial institution will not return any checks that are converted, even if you normally receive your original checks or images of those checks with your statement . Always review your regular account statement from your financial institution . You should immediately contact your financial institution if you see a problem . You have only 60 days (from the date your statement was sent) to tell the financial institution about a problem . Depending on the circumstances, the financial institution may take up to 45 days from the time you notify it to complete its investigation . Your checking account statement will contain information about your payment, including the date, the check number, the name of the person or company you have paid, and the amount of the payment . 37. Data and Communication You understand and accept that we may collect, retain, use, transfer, and disclose personal information, such as the first name, last name, email address, and phone number of you or your occupants in the unit . We may collect, retain, and use that information, or disclose that information to third parties to, among other things, (a) operate the Property ; (b) provide services consistent with the Lease ; (c) refer you to third parties that provide products or services that may be of interest to you or your occupants in the unit ; (d) collect debts ; and (e) conduct and analyze resident surveys . Please review the privacy policy of the owner’s authorized agent at the time of residence for a discussion of the treatment of information during your lease . The current policy may be viewed at https : // www . greystar . com/privacy . Providing an email address or cell phone number to us enables us to send important announcements, including notices regarding an emergency water shut off, work to be done at the Property, or changes in office hours . By providing this contact information, you and your occupants consent to receive communications regarding marketing materials, promotional offers, community messages, and service reminders via e - mail, voicemail, calls and/or text . By providing your and your occupants’ phone numbers, you acknowledge and agree that we may contact you and your occupants at the phone number(s) that you and your occupants have provided, including through an automatic telephone dialing system and/or an artificial prerecorded voice, with information and notifications about the community and for other non - marketing, informational purposes, including in connection with expiration of your lease. You further warrant to us that you or your occupants are the subscriber for any wireless number that you or your occupants have provided. You agree to immediately notify us if you or your occupants are no longer the subscriber for a wireless number, or if a wireless number changes. Text messaging and data rates may apply. You authorize us to deliver messages regarding renewal of your lease and other offers to you at the telephone number(s) that you have provided, including through the use of an automatic telephone dialing system and/or artificial or prerecorded voice . You acknowledge and agree that this authorization is made voluntarily . The permissions and consents granted herein apply to the owner of the community and the owner’s authorized agents/representatives, including its property manager, and will continue even after your lease expires, the owner of the community sells the community, or the property manager no longer manages the community . 38. Subletting and Replacements 1. When Allowed : Replacing a resident, subletting, assigning, or licensing a resident’s rights are allowed only when we consent in writing . Residency at your community is subject to an application and/or approval by us . Occupancy is restricted to only the named residents and occupants that are identified in your Lease Contract . 2. Advertising Your Apartment : You are not allowed to advertise your apartment homes(s) without our written consent . This prohibition on advertising includes online postings, print advertising or other formats such as craigslist, Airbnb, etc . 39. Conduct You agree to communicate and conduct yourself at all times in a lawful, courteous, and reasonable manner when interacting with us ; our employees, agents, independent contractors, and vendors ; other residents, occupants, guests or invitees ; or any other person in the community . Any acts of unlawful, discourteous, or unreasonable communication or conduct by you or your occupants, guests or invitees, shall be a material breach of this Agreement and will entitle us to exercise all of our rights and remedies for default . You agree not to engage in any abusive behavior, either verbal or physical, or any form of intimidation or aggression directed at us ; our employees, agents, independent contractors, and vendors ; other residents, occupants, guests or invitees ; or any other person in the community . Any acts of abusive or offensive behavior whether verbal or physical by you or your occupants, guests or invitees, shall be a material breach of this Lease and will entitle us to exercise all of our rights and remedies for default . If requested by us, you agree to conduct all further business with us in writing. Summary Section and Description Charge Additional Controlled Access Device $ Damaged/Lost/Unreturned Cards/Remotes/Fobs (per device) $ 75 Duplicate/Lost/Unreturned Key $ 75 Re - keying Lock $ 75 Private Yard Maintenance Fine $ Lost/Stolen/Unreturned Parking Tag/Sticker (per item) $ 50 Trash Clean - up (per bag) $ 25 Litter Fine (per incident) $ 25 Pest Control Monthly Fee $ 2.00 This is a binding document. Read carefully before signing. Resident(s) Signature(s) (18 years of age and over) Date : 03 / 21 / 2022 Date : 03 / 21 / 2022 Date : Date : Date : Date : Owner’s Representative Signature: 3/21/2022 12:21 PM Community Policies/Master Addendum 8/1/2018 Page 7 of 7  Blue Moon eSignature Services Document ID: 306414080

VIRUS WARNING AND WAIVER ADDENDUM This Virus Warning and Waiver Addendum relates to the TAA Lease Contract, signed , for Apt . No . 202 N in the SPUS 9 HSTN North Tower LP Apartments in Houston , Texas, OR the house, duplex, etc . located at (street address) in , Texas . Due to the inherent risk of exposure to COVID - 19 and/or other virus strains (collectively “Viruses”) on the premises as defined in Section 92 . 001 of the Texas Property Code (the “Premises”), it is important that you diligently follow all posted instructions, written rules, and generally accepted health precautions concerning the spread of Viruses while on the Premises . Viruses may be extremely contagious and can lead to severe illness and death . You should always assume that anyone could have a Virus . There is no representation or warranty that : (1) the Premises are or will remain free of Viruses, (2) persons on the Premises are not carrying Viruses ; or (3) exposure to Viruses cannot occur on the Premises . While on the Premises : 1. You must exercise due care for your safety at all times . 2. You agree to take full responsibility for and voluntarily assume all risks related to exposure to Viruses . 3. You agree to release, indemnify, discharge, and hold us and our representatives harmless to the fullest extent allowed by law for all present and future claims and liabilities relating to Viruses, including but not limited to any negligent act or omission by us, which might occur as a result of your being on the Premises . Date 03 / 21 / 2022 Date 03 / 21 / 2022 Date Date Date Date Date 03 / 21 / 2022 Resident Resident Resident Resident Resident Resident Owner’s Representative Apartment name and unit number or street address of leased premises Texas Apartment Association SPUS9 HSTN North Tower LP, 1625 Main St #202N 3/21/2022 12:21 PM  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM LEASE ADDENDUM FOR CONCESSION, CREDIT OR OTHER DISCOUNT 1. Addendum. This is an addendum to the TAA Lease Contract for Apt. No. 202N in the SPUS9 HSTN North Tower LP Apartments in Houston , Texas OR the house, duplex, etc. located at (street address) in , Texas. 2. Concession or discount . As an incentive and bonus to you for signing the TAA Lease Contract, choosing our property, and agreeing to fulfill your obligations for the entire term of the TAA Lease Contract, you will receive a concession, credit or discount described below . [Check all that apply] D One - time concession. You will receive a one - time concession in the total amount of $ . This concession will be credited to your charges for the month(s) of . D Monthly discount. You will receive a monthly discount of $ for months. Special Provisions: 3 . Payment or repayment for breach . If you move out or terminate your TAA Lease Contract early, in violation of the TAA Lease Contract, you forfeit the concession or credit received under this addendum . If you fail to pay all of your obligations under the TAA Lease Contract, then you will be required to immediately repay us the amounts of all concessions and/or discounts that you actually received from us for the months you resided in your dwelling, in addition to all other sums due under the TAA Lease Contract for unauthorized surrender or abandonment by the resident (see TAA Lease Contract Par . 27 ) . Signatures of All Residents Signature of Owner or Owner’s Representative Texas Apartment Association  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM LEASE ADDENDUM FOR TRASH REMOVAL AND RECYCLING COSTS — FLAT FEE 1. Addendum. This is an addendum to the TAA Lease Contract for Apt. No. 202N in the SPUS9 HSTN North Tower LP Apartments in Houston , Texas OR the house, duplex, etc. located at (street address) in , Texas. 2. Flat fee for trash/recycling costs. Your monthly base rent under the TAA Lease Contract does not include a charge for trash removal. Instead, you will be receiving a separate bill from us for such service. You agree to pay a monthly fee of $ 15.00 for the removal of trash and/or recycling for the apartment community, plus a nominal administrative fee of $ 3.00 per month (not to exceed $3) for processing and billing. Your trash/recycling bill may include state and local sales taxes as required by state law. 3. Payment due date . Payment of your trash removal and recycling bill is due 16 days after the date it is postmarked or hand delivered to your apartment . We may include this item as a separate and distinct charge as part of a multi - item bill . You agree to mail or deliver payment to the place indicated on your bill so that payment is received no later than the due date . There will be a late charge of $ 0 . 00 (not to exceed $ 3 ) if we do not receive timely payment of your trash/recycling bill, but we are not obligated to accept late payment . If you are late in paying the trash removal/recycling bill, we may immediately exercise all lawful remedies under your lease contract, including eviction . Signatures of All Residents Signature of Owner or Owner’s Representative Texas Apartment Association  Blue Moon eSignature Services Document ID: 306414080

Texas Apartment Association 3/21/2022 12:21 PM WATER AND WASTEWATER SUBMETERING ADDENDUM 1. Addendum. This is an addendum to the TAA Lease Contract for Apt. No. 202N in the SPUS9 HSTN North Tower LP Apartments in Houston , Texas OR the house, duplex, etc. located at (street address) in , Texas. 2. PUC . Water conservation by submeter billing is encouraged by the Public Utility Commission of Texas (PUC) . Submeter billing is regulated by PUC rules, and a copy of the rules is attached to this addendum . This addendum complies with those rules . 3. Mutual Conservation Efforts . We agree to use our best efforts to repair any water leaks inside or outside your apartment no later than 7 days after we learn about them . You agree to use your best efforts to follow the water - conservation suggestions listed in the checklist below . 4. Submeter Billing Procedures . Your monthly rent under the TAA Lease does not include a charge for water and wastewater . Instead, you will receive a separate monthly bill from us for submetered water and wastewater use, as follows : (A) Your monthly water and wastewater bill will conform to all applicable rules of the PUC (see attached) . (B) As permitted by state law, a service fee of 9% (not to exceed 9% ) will be added to your monthly water - service charges . (C) No other administrative or other fees will be added to your bill unless expressly allowed by law or PUC rules . No other amounts will be included in the bill except your unpaid balances and any late fees (if incurred by you) . If we fail to pay our mastermeter bill to the utility company on time and incur penalties or interest, no portion of these amounts will be included in your bill . (D) We will calculate your submetered share of the mastermetered water bill according to PUC rules, Section 24 . 124 . (E) We will bill you monthly for your submetered water consumption from approximately the 1 day of the month to the 31 day of the month, the latter being our scheduled submeter - reading date . Your bill will be calculated in accordance with PUC rules and this Addendum and will be prorated for the first and last months you live in the unit . (F) PUC rules require us to publish figures from the previous calendar year if that information is available . The average monthly bill for all dwelling units in the apartment community last year was $ 16 . 13 per unit, varying from $ 1 . 07 for the lowest month’s bill to $ 83 . 08 for the highest month’s bill for any unit . This information may or may not be relevant since the past amounts may not reflect future changes in utility - company water rates, weather variations, future total water consumption, changes in water - consumption habits of residents, and other unpredictable factors . (G) During regular weekday office hours, you may examine : (1) our water and wastewater bills from the utility company ; (2) our calculation of your monthly submeter bill ; and (3) any other information available to you under PUC rules . Please give us reasonable advance notice to gather the data . Any disputes relating to the computation of your bill will be between you and us . 5. Your Payment - Due Date . Payment of your submeter water and wastewater bill is due 16 days after the date it is postmarked or hand delivered to your apartment . You agree to mail or deliver payment to the place indicated on your bill so that payment is received no later than the due date . You will pay a late charge of 5 % of your water and wastewater bill if we do not receive your payment on time . A Checklist of Water - Conservation Ideas for Your Dwelling In the bathroom . . . • Never put cleansing tissues, dental floss, cigarette butts, or other trash in the toilet. • When brushing your teeth, turn off the water until you need to rinse your mouth. • When shaving, fill the sink with hot water instead of letting the faucet run. • Take a shower instead of filling the tub and taking a bath. • Take a shorter shower. Showers may use up to half of your interior water consumption. • If you take a tub bath, reduce the water level by one or two inches. • Shampoo your hair in the shower. • T es t toilets for leaks . Add a few drop s o f food coloring to the tank, bu t d o no t flush . W atc h to see i f the coloring appear s i n the bow l within a few minutes . If i t does , the fixture need s adjustmen t o r repai r . A slow dri p can wast e a s much a s 17 0 gallon s a da y o r 5 , 00 0 gall o n s per month . Repor t al l leak s to management . • Don’t leave water running while cleaning bathroom fixtures . In the kitchen . . . • Run your dishwasher only when you have a full load. • If you wash dishes by hand, don’t leave the water running for washing or rinsing. Fill the sink instead. • Use your sink disposal sparingly, and never for just a few scraps. • Keep a container of drinking water in the refrigerator. • When cleaning vegetables, use a pan of cold water rather than letting the faucet run. • For cooking most food, use only a little water and place a lid on the pot. • Report all leaks to management. When doing the laundry . . . • Wash only full loads of laundry or else adjust the water level to match the size of the load (if you have this option) . • Use cold water as often as possible to save energy and to conserve the hot water for uses that cold water cannot serve. Attached: PUC Rules for Submetered Water or Wastewater Service Also note that the service fee referenced in item 4(B) does not apply to properties receiving Low - Income Housing Tax Credits or to properties receiving tenant - based vouchers. Resident or Residents [All residents must sign here] Owner or Owner’s Representative [sign here]  Blue Moon eSignature Services Document ID: 306414080

Water allocation and submetering is regulated by the Texas Public Utility Commission (PUC). In accordance with PUC rules, a copy of the applicable rules are provided to you below: SUBCHAPTER H: WATER UTILITY SUBMETERING AND ALLOCATION † 24.275. General Rules and Definitions. (a) Purpose and scope . The provisions of this subchapter are intended to establish a comprehensive regulatory system to assure that the practices involving submeteredandallocatedbilling ofdwellingunitsandmultipleusefacilitiesfor water and sewer utility service are just and reasonable and include appropriate safeguards for tenants . (b) Application . The provisions of this subchapter apply to apartment houses, condominiums, multiple use facilities, and manufactured home rental communitiesbillingfor waterandwastewater utilityservice onasubmetered or allocated basis . The provisions of this subchapter do not limit the authority of an owner, operator, or manage of an apartment house, manufactured home rental community, or multiple - use facility to charge, bill for, or collect rent, an assessment, an administrative fee, a fee relating to upkeep or management of chilled water, boiler, heating, ventilation, air conditioning, or other building system, or any other amount that is unrelated to water and sewer utility service costs . (c) Definitions . The following words and terms, when used in this subchapter, have the following meanings, unless the context clearly indicates otherwise . (1) Allocated utility service – Water or wastewater utility service that is master metered to an owner by a retail public utility and allocated to tenants by the owner . (2) Apartment house – A building or buildings containing five or more dwelling units that are occupied primarily for nontransient use, including a residential condominium whether rented or owner occupied, and if a dwelling unit is rented, having rental paid at intervals of one month or longer . (3) Condominium manager – A condominium unit owners’ association organized under Texas Property Code Α 82 . 101 , or an incorporated or unincorporated entity comprising the council of owners under Chapter 81 , Property Code . Condominium Manager and Manager of a Condominium have the same meaning . (4) Customer service charge – A customer servicecharge is a rate that is not dependent on the amount of water used through the master meter . (5) Dwelling unit – One or more rooms in an apartment house or condominium, suitable for occupancy as a residence, and containing kitchen and bathroom facilities ; a unit in a multiple use facility ; or a manufactured home in a manufactured home rental community . (6) Dwelling unit base charge – A flat rate or fee charged by a retail public utility for each dwelling unit recorded by the retail public utility . (7) Manufactured home rental community – A property on which spaces are rented for the occupancy of manufactured homes for nontransient residential use and for which rental is paid at intervals of one month or longer . (8) Master meter – A meter used to measure, for billing purposes, all water usage of an apartment house, condominium, multiple use facility, or manufactured home rental community, including common areas, common facilities, and dwelling units . (9) Multiple use facility – A commercial or industrial park, office complex, or marina with five or more units that are occupied primarily for nontransient use and are rented at intervals of one month or longer . (10) Occupant – A tenant or other person authorized under a written agreement to occupy a dwelling . (11) Overcharge – The amount, if any, a tenant is charged for submetered or nonsubmetered master metered utility service to the tenant’s dwelling unit after a violated occurred relating to the assessment of a portion of utility costs in excess of the amount the tenant would have been charged under this subchapter . Overcharge and Overbilling have the same meaning . (12) Owner – The legal titleholder of an apartment house, a manufactured home rental community, or a multiple use facility ; a condominium association ; or any individual, firm, or corporation that purports to be the landlord of tenants in an apartment house, manufactured home rental community, or multiple use facility . (13) Point - of - use submeter – A device located in a plumbing system to measure the amount of water used at a specific point of use, fixture, or appliance, including a sink, toilet, bathtub, or clothes washer . (14) Submetered utility service – Water utility service that is master metered for the owner by the retail public utility and individually metered by the owner at each dwelling unit ; wastewater utility service based on submetered water utility service ; water utility service measured by point - of - use submeters when all of the water used in a dwelling unit is measured and totaled ; or wastewater utility service based on total water use as measured by point - of - use submeters . (15) Tenant – A person who owns or is entitled to occupy a dwelling unit or multiple 1 use facility unit to the exclusion of others and, if rent is paid, who is obligated to pay for the occupancy under a written or oral rental agreement . (16) Undercharge – The amount, if any, a tenant is charged for submetered or nonsubmetered master metered utility service to the tenant’s dwelling unit less than the amount the tenant would have been charged under this subchapter . Overcharge and Overbilling have the same meaning . (17) Utility costs – Any amount charged to the owner by a retail public utility for water or wastewater service . Utility Costs and Utility Service Costs have the same meaning . (18) Utility service – For purposes of this subchapter, utility service includes only drinking water and wastewater . † 24.277. Owner Registration and Records. (a) Registration . An owner who intends to bill tenants for submetered or allocated utility service or who changes the method used to bill tenants for utility service shall register with the commission in a form prescribed by the commission . (b) Water quantity measurement . Except as provided by subsections (c) and (d) of this section, a manager of a condominium or the owner of an apartment house, manufactured home rental community, or multiple use facility, on which construction began after January 1 , 2003 , shall provide for the measurement of the quantity of water, if any, consumed by the occupants of each unit through the installation of : (1) submeters, owned by the property owner or manager, for each dwelling unit or rental unit; or (2) individual meters, owned by the retail public utility, for each dwelling unit or rental unit. (c) Plumbing system requirement . An owner of an apartment house on which construction began after January 1 , 2003 , and that provides government assisted or subsidized rental housing to low or very low income residents shall install a plumbing system in the apartment house that is compatible with the installation of submeters for the measurement of the quantity of water, if any, consumed by the occupants of each unit . (d) Installation of individual meters . On the request by the property owner or manager, a retail public utility shall install individual meters owned by the utility in an apartment house, manufactured home rental community, multiple use facility, or condominium on which construction began after January 1 , 2003 , unless the retail public utility determines that installation of meters is not feasible . If the retail public utility determines that installation of meters is not feasible, the property owner or manager shall install a plumbing system that is compatible with the installation of submeters or individual meters . A retail public utility may charge reasonable costs to install individual meters . (e) Records . The ownershallmakethe followingrecordsavailableforinspection by the tenant or thecommission or commissionstaff attheon - sitemanager’s office during normalbusinesshours in accordance withsubsection(g) of this section . The owner may require that the request by the tenant be in writing and include : (1) a current and complete copy of TWC, Chapter 13, Subchapter M; (2) a current and complete copy of this subchapter; (3) a current copy of the retail public utility’s rate structure applicable to the owner’s bill; (4) information or tips on how tenants can reduce water usage; (5) the bills from the retail public utility to the owner; (6) for allocated billing: (A) the formula, occupancy factors, if any, and percentages used to calculate tenant bills ; (B) the total number of occupants or equivalent occupants if an equivalency factor is used under Α 24 . 124 (e)(2) of this title (relating to Charges and Calculations) ; and (C) the square footage of the tenant’s dwelling unit or rental space and the total square footage of the apartment house, manufactured home rental 3/21/2022 12:21 PM  Blue Moon eSignature Services Document ID: 306414080

community, or multiple use facility used for billing if dwelling unit size or rental space is used; (7) for submetered billing: (A) the calculation of the average cost per gallon, liter, or cubic foot ; (B) if the unit of measure of the submeters or point - of - use submeters differs from the unit of measure of the master meter, a chart for converting the tenant’s submeter measurement to that used by the retail public utility ; (C) all submeter readings ; and (D) all submeter test results ; (8) the total amount billed to all tenants each month; (9) total revenues collected from the tenants each month to pay for water and wastewater service; and (10) any other information necessary for a tenant to calculate and verify a water and wastewater bill . (f) Records retention . Each of the records required under subsection (e) of this section shall be maintained for the current year and the previous calendar year, except that all submeter test results shall be maintained until the submeter is permanently removed from service . (g) Availability of records (1) If the records required under subsection (e) of this section are maintained at the on - site manager’s office, the owner shall make the records available for inspection at the on - site manager’s office within three days after receiving a written request . (2) If the records required under subsection (e) of this section are not routinely maintained at the on - site manager’s office, the owner shall provide copies of the records to the on - site manager within 15 days of receiving a written request from a tenant or the commission or commission staff . (3) If thereisnoon - sitemanager,theownershallmakecopies oftherecords available at thetenant’sdwelling unit at a timeagreedupon bythetenant within 30 days of theowner receiving awrittenrequestfromthetenant . (4) Copies of the recordsmay be provided bymailifpostmarked by midnight of the last day specified in paragraph (1), (2), or (3) of this subsection . † 24.279. Rental Agreement. (a) Rental agreement content. The rental agreement between the owner and tenant shall clearly state in writing: (1) the tenant will be billed by the owner for submetered or allocated utility services, whichever is applicable ; (2) which utility services will be included in the bill issued by the owner ; (3) any disputes relating to the computation of the tenant’s bill or the accuracy of any submetering device will be between the tenant and the owner ; (4) the average monthly bill for all dwelling units in the previous calendar year and the highest and lowest month’s bills for that period ; (5) if not submetered, a clear description of the formula used to allocate utility services ; (6) information regarding billing such as meter reading dates, billing dates, and due dates ; (7) the period of time by which owner will repair leaks in the tenant’s unit and in common areas, if common areas are not submetered ; (8) the tenant has the right to receive information from the owner to verify the utility bill ; and (9) for manufactured home rental communities and apartment houses, the service charge percentage permitted under Α 24 , 1 24 (d)(3) (related to Charges and Calculations) of this title that will be billed to tenants . (b) Requirement to provide rules . At the time a rental agreement is discussed, the owner shall provide a copy of this subchapter or a copy of the rules to the tenant to inform the tenant of his rights and the owner’s responsibilities under this subchapter . (c) Tenant agreement to billing method changes . An owner shall not change the method by which a tenant is billed unless the tenant has agreed to the change bysigning alease or otherwrittenagreement . Theownershallprovide notice of the proposedchange at least 35 days prior to implementing the new method . (d) Change from submetered toallocatedbilling . An ownershall notchange from submetered billing to allocated billing, except after receiving written approval from the commission after a demonstration of good cause and if the rental agreement requirements under subsections (a), (b), and (c) of this section have been met . Good cause mayinclude : (1) equipment failures ; or (2) meter reading or billing problems that could not feasibly be corrected . Waiver of tenant rights prohibited . A rental agreement provision that purports to waive a tenant’s rights or an owner’s responsibilities under this subchapter is void . (e) † 24.281. Charges and Calculations. (a) Prohibited charges . Charges billed to tenants for submetered or allocated utility service may only include bills for water or wastewater from the retail public utility and must not include any fees billed to the owner by the retail public utility for any deposit, disconnect, reconnect, late payment, or other similar fees . Dwelling unit base charge . If the retail public utility’s rate structure includes a dwelling unit base charge, the owner shall bill each dwelling unit for the base charge applicable to that unit . The ownermay not bill tenants for any dwelling unit base charges applicable to unoccupied dwelling units . Customer service charge . If the retail public utility’s rate structure includes a customer service charge, the owner shall bill each dwelling unit the amount of the customer service charge divided by the total number of dwelling units, including vacant units, that can receive service through the master meter serving the tenants . Calculations forsubmeteredutilityservice . Thetenant’ssubmeteredcharges must include the dwelling unit base charge and customer service charge, if applicable, and the gallonage charge and must be calculated each month as follows : (b) (c) (d) (1) water utility service : the retail public utility’s total monthly charges for water service (less dwelling unit base charges or customer service charges, if applicable), divided by the total monthly water consumption measured by the retail public utility to obtain an average water cost per gallon, liter, or cubic foot, multiplied by the tenant’s monthly consumption or the volumetric rate charged by the retail public utility to the owner multiplied by the tenant’s monthly water consumption ; (2) wastewater utility service : the retail public utility’s total monthly charges for wastewater service (less dwelling unit base charges or customer service charges, if applicable), divided by the total monthly water consumption measured by the retail public utility, multiplied by the tenant’s monthly consumption or the volumetric wastewater rate charged by the retail public utility to the owner multiplied by the tenant’s monthly water consumption ; (3) service charge for manufactured home rental community or the owner or manager of apartment house : a manufactured home rental community or apartment house may charge a service charge in an amount not to exceed 9 % of the tenant’s charge for submetered water and wastewater service, except when ; (A) the resident resides in a unit of an apartment house that has received an allocation of low income housing tax credits under Texas Government Code, Chapter 2306, Subchapter DD; or (B) the apartment resident receives tenant - based voucher assistance under United States Housing Act of 1937 Section 8, (42 United States Code, Α 1437f ); and (4) final bill on move - out for submetered service : if a tenant moves out during a billing period, the owner may calculate a final bill for the tenant before the owner receives the bill for that period from the retail public utility . If the owner is billing using the average water or wastewater cost per gallon, liter, or cubic foot as described in paragraph (1) of this subsection, the owner may calculate the tenant’s bill by calculating the tenant’s average volumetric rate for the last three months and multiplying that average volumetric rate by the tenant’s consumption for the billing period . (e) Calculations for allocated utility service. (1) Before an owner may allocate the retail public utility’s master meter bill for water and sewer service to the tenants, the owner shall first deduct: (A) dwelling unit base charges or customer service charge, if applicable; and (B) common area usage such as installed landscape irrigation systems, pools and laundry rooms, if any, as follows: (i) if all common areas are separately metered or submetered, deduct the actual common area usage; (ii) if common areas that are served through the master meter that provides water to the dwelling units are not separately metered or 3/21/2022 12:21 PM  Blue Moon eSignature Services Document ID: 306414080

submetered and there is an installed landscape irrigation system, deduct at least 25 % of the retail public utility’s master meter bill ; (iii) if all water used for an installed landscape irrigation system is metered or submetered and there are other common areas such as pools or laundry rooms that are not metered or submetered, deduct at least 5 % of the retail public utility’s master meter bill ; or if common areas that are served through the master meter that provides water to the dwelling units are not separately metered or submetered and there is no installed landscape irrigation system, deduct at least 5 % of the retail public utility’s master meter bill . (iv) (2) To calculate a tenant’s bill: (A) for an apartment house, the owner shall multiply the amount established in paragraph (1) of this subsection by: (i) thenumber ofoccupants in thetenant’sdwelling unitdivided by the total number of occupants in all dwelling units at the beginning of the month for which bills are being rendered ; or the number of occupants in the tenant’s dwelling unit using a ratio occupancy formula divided by the total number of occupants in all dwelling units at the beginning of the retail public utility’s billing period using the same ratio occupancy formula to determine the total . The ratio occupancy formula will reflect what the owner believes more accurately represents the water use in units that are occupied by multiple tenants . The ratio occupancy formula that is used must assign a fractional portion per tenant of no less than that on the following scale : (ii) dwelling unit with one occupant = 1; dwelling unit with two occupants = 1.6; (I) (II) (III) dwelling unit with three occupants = 2.2; or (IV) dwelling unit with more than three occupants = 2 . 2 + 0 . 4 per each additional occupant over three ; or (iii) the average number of occupants per bedroom, which shall be determined by the following occupancy formula . The formula must calculate the average number of occupants in all dwelling units based on the number of bedrooms in the dwelling unit according to the scale below, notwithstanding the actualnumber of occupants in each of thedwellingunit’s bedrooms or all dwellingunits : dwelling unit with an efficiency = 1; (I) (II) (III) dwelling unit with one bedroom = 1.6; dwelling unit with two bedrooms = 2.8; (IV) dwelling unit with three bedrooms = 4 + 1 . 2 for each additional bedroom ; or (iv) afactorusing acombinationofsquarefootageandoccupancy in which no more than 50 % is based on square footage . The square footage portion must be based on the total square footage living area of the dwelling unit as a percentage of the total square footage living area of all dwelling units of the apartment house ; or (v) the individually submetered hot or cold water usage of the tenant’s dwelling unit divided by all submetered hot or cold water usage in all dwelling units ; (B) a condominium manager shall multiply the amount established in paragraph (1) of this subsection by any of the factors under subparagraph (A) of this paragraph or may follow the methods outlined in the \ condominiumcontract ; (C) for a manufactured home rental community, the owner shall multiply the amount established in paragraph (1) of this subsection by : (i) any of the factors developed under subparagraph (A) of this paragraph ; or (ii) the area of the individual rental space divided by the total area of all rental spaces ; and (D) for a multiple use facility, the owner shall multiply the amount established in paragraph (1) of this subsection by: (I) any of the factors developed under subparagraph (A) of this paragraph; or (II) the square footage of the rental space divided by the total square footage of all rental spaces . (3) If atenantmovesin or outduring abillingperiod,theownermaycalculate a bill for the tenant . If the tenant moves in during a billing period, the ownershallproratethebill by calculating abill as if thetenantwerethere for the whole month and then charging the tenant for only the number of days the tenant lived in the unit divided by the number of days in the month multiplied by the calculated bill . If a tenant moves out during a billing period before the owner receives the bill for that period from the retail public utility, the owner may calculate a final bill . owner may calculate the tenant’s bill by calculating the tenant’s average bill for the last three months and multiplying that average bill by the number of days the tenant was in the unit divided by the number of days in that month . (f) Conversion to approved allocation method . An owner using an allocation formula other than those approved in subsection (e) of this section shall immediatelyprovidenoticeasrequiredunder Α 24 . 123 (c) of this title (relating to Rental Agreement) and either : (1) adopt one of the methods in subsection (e) of this section; or (2) install submeters and begin billing on a submetered basis; or (3) discontinue billing for utilityservices. † 24.283. Billing. (a) Monthly billing of total charges . The owner shall bill the tenant each month for the totalcharges calculated under Α 24 . 124 of this title (relating to Charges and Calculations) . If itis permitted in the rental agreement, an occupant or occupants who are not residing in ther ental unit for a period longer than 30 days may be excluded from the occupancy calculation and from paying a water and sewer bill for thatperiod . (b) Rendering bill . (1) Allocated bills shall be rendered as promptly as possible after the owner receives the retail public utility bill . (2) Submeterbillsshall berendered as promptly aspossibleaftertheowner receives the retail public utility bill or according to the time schedule in therentalagreement if the ownerisbilling using the retailpublicutility’s rate . (c) Submeter reading schedule . Submeters or point - of - use submeters shall be read within three days of the scheduled reading date of the retail public utility’s master meter or according to the schedule in the rental agreement if the owner is billing using the retail public utility’s rate . (d) Billing period . (1) Allocated bills shall be rendered for the same billing period as that of the retail publicutility, generallymonthly, unless service is provided for less than that period . (2) Submeter bills shall be rendered for the same billing period as that of the retail public utility, generally monthly, unless service is provided for less than that period . If the owner uses the retail public utility’s actual rate, the billing period may be an alternate billing period specified in the rental agreement . (e) Multi - item bill. If issued on a multi - item bill, charges for submetered or allocated utility service must be separate and distinct from any other charges on the bill. (f) Information on bill. The bill must clearly state that the utility service is submetered or allocated, as applicable, and must include all of the following: (1) total amount due for submetered or allocated water; (2) total amount due for submetered or allocated wastewater; (3) total amount due for dwelling unit base charge(s) or customer service charge(s) or both, if applicable; (4) total amount due for water or wastewater usage, ifapplicable; (5) the name of the retail public utility and a statement that the bill is not from the retail public utility; (6) name and address of the tenant to whom the bill is applicable; (7) name of the firm rendering the bill and the name or title, address, and telephone number of the firm or person to be contacted in case of a billing dispute; and 3/21/2022 12:21 PM  Blue Moon eSignature Services Document ID: 306414080

(8) name, address, and telephone number of the party to whom payment is to be made . (g) Information on submetered service . In addition to the information required in subsection (f ) of this section, a bill for submetered service must include all of the following : (1) the total number of gallons, liters, or cubic feet submetered or measured by point - of - use submeters; (2) the cost per gallon, liter, or cubic foot for each service provided; and (3) total amount due for a service charge charged by an owner of a manufactured home rental community, if applicable. (h) Duedate . The duedate on thebillmay not be less than 16 daysafter it ismailed or hand delivered to the tenant, unless the due date falls on a federal holiday or weekend, in which case the following work day will be the due date . The owner shall record the date the bill is mailed or hand delivered . A payment is delinquent if not received by the due date . (i) Estimated bill . An estimated bill may be rendered if a master meter, submeter, or point - of - use submeter has been tampered with, cannot be read, or is out of order ; and in such case, the bill must be distinctly marked as an estimate and the subsequent bill must reflect an adjustment for actual charges . (j) Payment by tenant . Unless utility bills are paid to a third - party billing company on behalf of the owner, or unless clearly designated by the tenant, payment must be applied first to rent and then toutilities . (k) Overbilling and underbilling . If a bill is issued and subsequently found to be in error, the owner shall calculate a billing adjustment . If the tenant is due a refund, an adjustment must be calculated for all of that tenant’s bills that included overcharges . If the overbilling or underbilling affects all tenants, an adjustment must be calculated for all of the tenants’ bills . If the tenant was undercharged, and the cause was not due to submeter or point - of - use submeter error, the owner may calculate an adjustment for bills issued in the previous six months . If the total undercharge is $ 25 or more, the owner shall offer the tenant a deferred payment plan option, for the same length of time as that of the underbilling . Adjustments for usage by a previous tenant may not be back billed to a current tenant . (l) Disputed bills . In the event of a dispute between a tenant and an owner regarding any bill, the owner shall investigate the matter and report the results of the investigation to the tenant in writing . The investigation and report must be completed within 30 days from the date the tenant gives written notification of the dispute to the owner . (m) Late fee . A one - time penalty not to exceed 5 % may be applied to delinquent accounts . If such a penalty is applied, the bill must indicate the amount due if the late penalty is incurred . No late penalty may be applied unless agreed to by the tenant in a written lease that states the percentage amount of such late penalty . † 24.287. Submeters or Point - of - Use Submeters and Plumbing Fixtures. (a) Submeters or point - of - use submeters (1) Same type submeters or point - of - use submeters required . All submeters or point - of - use submeters throughout a property must use the same unit of measurement, such as gallon, liter, or cubic foot . (2) Installation by owner . The owner shall be responsible for providing, installing, and maintaining all submeters or point - of - use submeters necessary for the measurement of water to tenants and to common areas, if applicable . (3) Submeter or point - of - use submeter tests prior to installation . No submeter or point - of - use submeter may be placed in service unless its accuracy has been established . If any submeter or point - of - use submeter is removed from service, it must be properly tested and calibrated before being placed in service again . (4) Accuracy requirements for submeters and point - of - use submeters . Submeters must be calibrated as close as possible to the condition of zero error and within the accuracy standards established by the American Water Works Association (AWWA) for water meters . Point - of - use submeters must be calibrated as closely as possible to the condition of zero error and within the accuracy standards established by the AmericanSociety of Mechanical Engineers (ASME) for point - of - use and branch - water submetering systems . (5) Location of submeters and point - of - use submeters . Submeters and point - of - usesubmetersmust be installed inaccordancewithapplicable plumbingcodesandAWWAstandardsforwatermeters or ASMEstandards forpoint - of - usesubmeters, andmust be readilyaccessible to thetenant and to the owner for testing and inspection where such activities will cause minimum interference and inconvenience to the tenant . (6) Submeter and point - of - use submeter records . The owner shall maintain a record on each submeter or point - of - use submeter which includes : (A) an identifying number; (B) the installation date (and removal date, if applicable); (C) date(s) the submeter or point - of - use submeter was calibrated or tested; (D) copies of all tests; and (E) the current location of the submeter or point - of - use submeter. (7) Submeter or point - of - use submeter test on request of tenant. Upon receiving a written request from the tenant, the owner shall either: (A) provide evidence, at no charge to the tenant, that the submeter or point - of - use submeter was calibrated or tested within the preceding 24 months and determined to be within the accuracy standards established by the AWWA for water meters or ASME standards for point - of - use submeters ; or (B) have the submeter or point - of - use submeter removed and tested and promptly advise the tenant of the test results . (8) Billing for submeter or point - of - use submeter test. (A) The owner may not bill the tenant for testing costs if the submeter fails to meet AWWA accuracy standards for water meters or ASME standards for point - of - use submeters . PROJECT NO . 42190 PROPOSAL FOR ADOPTION PAGE 345 OF 379 . (B) The owner may not bill the tenant for testing costs if there is no evidence that the submeter or point - of - use submeter was calibrated or tested within the preceding 24 months. (C) Theownermaybillthetenantforactualtesting costs(not to exceed $ 25 ) if the submeter meets AWWA accuracy standards or the point - of - use submeter meets ASME accuracy standards and evidence as described in paragraph (7)(A) of this subsection was provided to the tenant . (9) Bill adjustment due to submeter or point - of - use submeter error . If a submeter does not meet AWWA accuracy standards or a point - of - use submeter does not meet ASME accuracy standards and the tenant was overbilled, an adjusted bill must be rendered in accordance with Α 24 . 125 (k) of this title (relating to Billing) . The owner may not charge the tenant for any underbilling that occurred because the submeter or point - of - use submeter was in error . (10) Submeter or point - of - use submeter testing facilities and equipment . For submeters, an owner shall comply with the AWWA’s meter testing requirements . For point - of - use meters, an owner shall comply with ASME’s meter testing requirements . (b) Plumbing fixtures . After January 1 , 2003 , before an owner of an apartment house, manufactured home rental community, or multiple use facility or a manager of a condominium may implement a program to bill tenants for submetered or allocated water service, the owner or manager shall adhere to the following standards : (1) Texas Health and Safety Code, Α 372.002, for sink or lavatory faucets, faucet aerators, and showerheads; (2) perform a water leak audit of each dwelling unit or rental unit and each common area and repair any leaks found; and (3) not later than the first anniversary of the date an owner of an apartment house, manufactured home rental community, or multiple use facility or a manager of a condominium begins to bill for submetered or allocated water service, the owner or managershall: (A) remove any toilets that exceed a maximum flow of 3.5 gallons per flush; and (B) install toilets that meet the standards prescribed by Texas Health and Safety Code, Α 372.002. (c) Plumbing fixture not applicable . Subsection (b) of this section does not apply to a manufactured home rental community owner who does not own the manufactured homes located on the property of the manufactured home rental community . 3/21/2022 12:21 PM  Blue Moon eSignature Services Document ID: 306414080

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# LEASE ADDENDUM FOR ALLOCATING STORMWATER/DRAINAGE COSTS

1. **Addendum.** This is an addendum to the TAA Lease Contract for Apt. No. 202N in the SPUS9 HSTN North Tower LP ______________________ Apartments in Houston, Texas. The terms of this addendum will control if the terms of the Lease and this addendum conflict.

2. **Reason for allocation.** Governmental entities impose stormwater/drainage fees to help pay for the cost of maintaining the infrastructure needed to prevent flooding and lessen the impact of pollution on our water system. These fees can be significant. Our property has chosen to allocate this fee so residents are more aware of the true costs associated with these fees and so it is not necessary to raise rents to keep pace with these fee increases.

3. **Your payment due date.** Payment of your allocated stormwater/drainage bill is due 16 days after the date it is postmarked or hand delivered to your apartment. You agree to mail or deliver payment to the place indicated on your bill so that payment is received no later than the due date. You will pay a late charge of 5 percent of your stormwater/drainage bill if we do not receive timely payment. If you are late in paying the stormwater/drainage bill, we may immediately exercise all lawful remedies under your lease contract, including eviction—just like late payment of rent.

4. **Allocation procedures.** Your monthly base rent under the TAA Lease Contract does *not* include a charge for stormwater/drainage costs. You will pay separately for these monthly recurring fixed charges which are defined under the Lease as "Additional Rent". You may receive a separate bill from us each month or we may include these items as separate and distinct charges as part of a multi-item bill. You agree to and we will allocate the monthly stormwater/drainage bill for the apartment community based on the allocation method checked below. *(check only one)*

   D A percentage reflecting your apartment unit's share of the total square footage in the apartment community, i.e. your unit's square footage divided by the total square footage in all apartment units.

   D A percentage reflecting your apartment unit's share of the total number of people living in the apartment community, i.e. the number of people living in your apartment divided by the total number of people living in the entire apartment community for the month. ("People" for this purpose are all residents and occupants listed in leases at the apartment community as having a right to occupy the respective units).

   D Half of your allocation will be based on your apartment's share of total square footage and half will be based on your share of total people living in the apartment community, as described above.

   ☒ Per dwelling unit

   D Other formula *(see attached page)*

5. **Penalties and fees.** Only the total stormwater/drainage bill will be allocated. Penalties or interest for any late payment of the master stormwater/ drainage bill by us will be paid for by us and will not be allocated. A nominal administrative fee of $ 1.15 per month (not to exceed $3) will be added to your bill for processing, billing and/or collecting.

6. **Change of allocation formula.** The above allocation formula for determining your share of the stormwater/drainage bil cannot be changed except as follows: (1) you receive notice of the new formula at least 35 days before it takes effect; and (2) you agree to the change in a signed lease renewal or signed mutual agreement.

7. **Right to examine records.** You may examine our stormwater/drainage bills from the utility company, and our calculations relating to the monthly allocation of the stormwater/drainage bills during regular weekday office hours. Please give us reasonable advance notice to gather the data.

Henry Levinski
Signatures of All Residents
Dante Picazo

Alisha Stefek
Signature of Owner or Owner's Representative

Texas Apartment Association

Blue Moon eSignature Services Document ID: 33641480

3/21/2022 12:21 PM

FLOOD DISCLOSURE NOTICE

In accordance with Texas law, we are providing the following flood disclosure:

- We ❒ are or ❒ are not aware that the unit you are renting is located in a 100-year floodplain. If neither box is checked, you should assume the unit is in a 100-year floodplain. Even if the unit is not in a 100-year floodplain, the unit may still be susceptible to flooding. The Federal Emergency Management Agency (FEMA) maintains a flood map on its Internet website that is searchable by address, at no cost, to determine if a unit is located in a flood hazard area. Most renter's insurance policies do not cover damages or loss incurred in a flood. You should seek insurance coverage that would cover losses caused by a flood.

- We ❒ are or ❒x are not aware that the unit you are renting has flooded (per the statutory definition below) at least once within the last five years.

  *As defined in Texas Property Code 92.0135(a)(2), "flooding" means "a general or temporary condition of a partial or complete inundation of a dwelling caused by: (A) the overflow of inland or tidal waters; (B) the unusual and rapid accumulation of runoff or surface waters from any established water source such as a river, stream, or drainage ditch; or (C) excessive rainfall."*

| Signatures of All Residents | Signature of Owner or Owner's Representative |
|---|---|
| Henry Lewinski | Alisha Stefek |
| Dante Picazo | |
| | 03/21/2022<br>Date |

Texas Apartment Association

Blue Moon eSignature Services Document ID: 30841480

3/21/2022 12:21 PM COMMUNITY POLICIES ADDENDUM 1. Addendum. This is an addendum to the Lease between you and us for Apt. No. 202N in the SPUS9 HSTN North Tower LP Apartments in Houston , Texas OR the house, duplex, etc. located at (street address) in , Texas. 2. Payments. All payments for any amounts due under the Lease must be made: O at the onsite manager’s office O X through our online portal O by mail to , or O X other: on - site manager's office which accepts Cashier's Checks only . The following payment methods are accepted : O X electronic payment O personal check O X cashier’s check O money order, or O other : . We have the right to reject any payment not made in compliance with this paragraph . 3. Security Deposit Deductions and Other Charges . You’ll be liable for the following charges, if applicable : unpaid rent ; unpaid utilities ; unreimbursed service charges ; repairs or damages caused by negligence, carelessness, accident, or abuse, including stickers, scratches, tears, burns, stains, or unapproved holes ; replacement cost of our property that was in or attached to the apartment and is missing ; replacing dead or missing alarm or detection - device batteries at any time ; utilities for repairs or cleaning ; trips to let in company representatives to remove your telephone, Internet, television services, or rental items (if you so request or have moved out) ; trips to open the apartment when you or any guest or occupant is missing a key ; unreturned keys ; missing or burned - out light bulbs ; removing or rekeying unauthorized security devices or alarm systems ; packing, removing, or storing property removed or stored under the Lease ; removing illegally parked vehicles ; special trips for trash removal caused by parked vehicles blocking dumpsters ; false security - alarm charges unless due to our negligence ; animal - related charges outlined in the Lease ; government fees or fines against us for violation (by you, your occupants, or your guests) of local ordinances relating to alarms and detection devices, false alarms, recycling, or other matters ; late - payment and returned - check charges ; and other sums due under this Lease . You’ll be liable to us for charges for replacing any keys and access devices referenced in the Lease if you don’t return them all on or before your actual move - out date ; and accelerated rent if you’ve violated the Lease . We may also deduct from your security deposit our reasonable costs incurred in rekeying security devices required by law if you vacate the apartment in breach of this Lease . Upon receipt of your move - out date and forwarding address in writing, the security deposit will be returned (less lawful deductions) with an itemized accounting of any deductions, no later than 30 days after surrender or abandonment, unless laws provide otherwise . Any refund may be by one payment jointly payable to all residents and distributed to any one resident we choose or distributed equally among all residents . 4. Written Requests. All written requests to us must be submitted by: O X online portal O X email to O X hand delivery to our management office, or O other: . 5. Parking. We may have any unauthorized or illegally parked vehicles towed or booted according to state law at the owner or operator’s expense at any time if the vehicle: (a) has a flat tire or is otherwise inoperable; (b) is on jacks, on blocks, or has a wheel missing; (c) takes up more than one parking space ; (d) belongs to a resident or occupant who has surrendered or abandoned the apartment ; (e) is in a handicapped space without the legally required handicapped insignia ; (f) is in a space marked for office visitors, managers, or staff ; (g) blocks another vehicle from exiting ; (h) is in a fire lane or designated “no parking” area ; (i) is in a space that requires a permit or is reserved for another resident or apartment ; (j) is on the grass, sidewalk, or patio ; (k) blocks a garbage truck from access to a dumpster ; (l) has no current license or registration, and we have given you at least 10 days’ notice that the vehicle will be towed if not removed ; or (m) is not moved to allow parking lot maintenance . 6. HVAC Operation . If the exterior temperature drops below 32 ƒ F you must keep the heat on and set to a minimum of 50 ƒ F . You must also open all closets, cabinets, and doors under sinks to assist in keeping plumbing fixtures and plumbing pipes from freezing, and you must drip all the faucets in your apartment using both the hot and cold water . Leave the faucets dripping until the exterior temperature rises above 32 ƒ F . You must leave your HVAC system on, even if you leave for multiple days, and have it set to auto at all times . 7. Amenities . Your permission for use of all common areas, amenities, and recreational facilities (collectively “Amenities”) located at the property is a license granted by us . This permission is expressly conditioned upon your compliance with the terms of the Lease, the Community Policies, and any signage posted in or around any of the Amenities . We have the right to set the days and hours of use for all Amenities and to change those or close any of the Amenities based upon our needs . We may make changes to the rules for the use of the Amenities at any time . Neither we nor any of our agents, employees, management company, its agents, or its employees shall be liable for any damage or injury that results from the use of any Amenities by you, your invitees, your licensees, your occupants, or your guests . This release applies to any and all current, past or future claims or liability of any kind related to your decision to use the Amenities .  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM 8. Package Services . We O X do or O do not accept packages on behalf of residents . If we DO accept packages, you give us permission to sign and accept any parcels or letters you receive through UPS, Federal Express, Airborne, United States Postal Service or other package delivery services . You agree that we are not liable or responsible for any lost, damaged or unordered deliveries and will hold us harmless . 9. Miscellaneous . Your Lease is subordinate to existing and future recorded mortgages, unless the owner’s lender chooses otherwise . 10. Special Provisions . The following special provisions control over conflicting provisions of this form : Signature of All Residents Signature of Owner or Owner’s Representative Texas Apartment Association  Blue Moon eSignature Services Document ID: 306414080

3/21/2022 12:21 PM

# E-SIGNATURE CERTIFICATE

*This certificate details the actions recorded during the signing of this Document.*

bluemoon SOFTWARE

DOCUMENT INFORMATION

| | |
|---|---|
| Status | Signed |
| Document ID | 306414080 |
| Submitted | 03/21/22 |
| Total Pages | 30 |
| Forms Included | Apartment Lease Form, Inventory and Condition Form, Mold Information and Prevention Addendum, Bed Bug Addendum, Master Addendum and Community Policies, Virus Warning and Waiver Addendum, Addendum for Rent Concession, Lease Addendum for Trash Removal and Recycling Costs - Flat Fee, Water/Wastewater Submetering Addendum, Lease Addendum for Allocating Stormwater/ Drainage Costs, Flood Disclosure Notice, Community Policies Addendum |

PARTIES

**Henry Levinski**
signer key: d1a25e5c1f479a54e95a7c00f05e60f7
IP address: 70.119.158.200
signing method: Blue Moon eSignature Services
authentication method: eSignature by SMS text
browser: Mozilla/5.0 (Windows NT 10.0; Win64; x64) AppleWebKit/537.36 (KHTML, like Gecko) Chrome/99.0.4844.51 Safari/537.36

*Henry Levinski*

**Dante Picazo**
signer key: d4fbaf717f90c3b907f6992d8c37976b
IP address: 70.119.158.200
signing method: Blue Moon eSignature Services
authentication method: eSignature by SMS text
browser: Mozilla/5.0 (Windows NT 10.0; Win64; x64) AppleWebKit/537.36 (KHTML, like Gecko) Chrome/99.0.4844.74 Safari/537.36

*Dante Picazo*

**Alisha Stefek**
signer key: 0da07a3c947662121245377677fb7ba2
IP address: 104.156.174.1
signing method: Blue Moon eSignature Services
authentication method: eSignature by email skyhousedowntown@greystar.com

*Alisha Stefek*

DOCUMENT AUDIT

| | | |
|---|---|---|
| 1 | 03/15/22 01:33:00 PM CDT | Henry Levinski accepted Consumer Disclosure |
| 2 | 03/15/22 01:38:08 PM CDT | Henry Levinski signed Apartment Lease Form |
| 3 | 03/15/22 01:38:55 PM CDT | Henry Levinski dated Apartment Lease Form |
| 4 | 03/15/22 01:39:32 PM CDT | Henry Levinski signed Inventory and Condition Form |
| 5 | 03/21/22 11:55:20 AM CDT | Henry Levinski signed Mold Information and Prevention Addendum |
| 6 | 03/21/22 11:55:32 AM CDT | Henry Levinski signed Bed Bug Addendum |
| 7 | 03/21/22 11:55:50 AM CDT | Henry Levinski dated Bed Bug Addendum |

3/21/2022 12:21 PM

**DOCUMENT AUDIT CONTINUED**

| | | |
|---|---|---|
| 8 | 03/21/22 11:57:03 AM CDT | Henry Levinski signed Master Addendum and Community Policies |
| 9 | 03/21/22 11:57:05 AM CDT | Henry Levinski dated Master Addendum and Community Policies |
| 10 | 03/21/22 11:57:16 AM CDT | Henry Levinski dated Virus Warning and Waiver Addendum |
| 11 | 03/21/22 11:57:18 AM CDT | Henry Levinski signed Virus Warning and Waiver Addendum |
| 12 | 03/21/22 11:57:27 AM CDT | Henry Levinski signed Addendum for Rent Concession |
| 13 | 03/21/22 11:57:38 AM CDT | Henry Levinski signed Lease Addendum for Trash Removal and Recycling Costs - Flat Fee |
| 14 | 03/21/22 11:57:53 AM CDT | Henry Levinski signed Water/Wastewater Submetering Addendum |
| 15 | 03/21/22 11:58:10 AM CDT | Henry Levinski signed Lease Addendum for Allocating Stormwater/Drainage Costs |
| 16 | 03/21/22 11:58:20 AM CDT | Henry Levinski signed Flood Disclosure Notice |
| 17 | 03/21/22 11:58:33 AM CDT | Henry Levinski signed Community Policies Addendum |
| 18 | 03/21/22 11:58:42 AM CDT | Henry Levinski submitted signed documents |
| 19 | 03/21/22 12:00:26 PM CDT | Dante Picazo accepted Consumer Disclosure |
| 20 | 03/21/22 12:01:08 PM CDT | Dante Picazo signed Apartment Lease Form |
| 21 | 03/21/22 12:01:11 PM CDT | Dante Picazo dated Apartment Lease Form |
| 22 | 03/21/22 12:01:28 PM CDT | Dante Picazo signed Inventory and Condition Form |
| 23 | 03/21/22 12:01:41 PM CDT | Dante Picazo signed Mold Information and Prevention Addendum |
| 24 | 03/21/22 12:01:52 PM CDT | Dante Picazo signed Bed Bug Addendum |
| 25 | 03/21/22 12:01:55 PM CDT | Dante Picazo dated Bed Bug Addendum |
| 26 | 03/21/22 12:02:24 PM CDT | Dante Picazo signed Master Addendum and Community Policies |
| 27 | 03/21/22 12:02:27 PM CDT | Dante Picazo dated Master Addendum and Community Policies |
| 28 | 03/21/22 12:02:39 PM CDT | Dante Picazo dated Virus Warning and Waiver Addendum |
| 29 | 03/21/22 12:02:42 PM CDT | Dante Picazo signed Virus Warning and Waiver Addendum |
| 30 | 03/21/22 12:02:50 PM CDT | Dante Picazo signed Addendum for Rent Concession |
| 31 | 03/21/22 12:03:00 PM CDT | Dante Picazo signed Lease Addendum for Trash Removal and Recycling Costs - Flat Fee |
| 32 | 03/21/22 12:03:13 PM CDT | Dante Picazo signed Water/Wastewater Submetering Addendum |
| 33 | 03/21/22 12:03:28 PM CDT | Dante Picazo signed Lease Addendum for Allocating Stormwater/Drainage Costs |
| 34 | 03/21/22 12:03:40 PM CDT | Dante Picazo signed Flood Disclosure Notice |
| 35 | 03/21/22 12:03:51 PM CDT | Dante Picazo signed Community Policies Addendum |
| 36 | 03/21/22 12:03:58 PM CDT | Dante Picazo submitted signed documents |
| 37 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Apartment Lease Form |
| 38 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Inventory and Condition Form |
| 39 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Mold Information and Prevention Addendum |
| 40 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Bed Bug Addendum |
| 41 | 03/21/22 12:14:09 PM CDT | Alisha Stefek dated Bed Bug Addendum |
| 42 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Master Addendum and Community Policies |
| 43 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Virus Warning and Waiver Addendum |
| 44 | 03/21/22 12:14:09 PM CDT | Alisha Stefek dated Virus Warning and Waiver Addendum |
| 45 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Addendum for Rent Concession |
| 46 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Lease Addendum for Trash Removal and Recycling Costs - Flat Fee |
| 47 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Water/Wastewater Submetering Addendum |
| 48 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Lease Addendum for Allocating Stormwater/Drainage Costs |
| 49 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Flood Disclosure Notice |
| 50 | 03/21/22 12:14:09 PM CDT | Alisha Stefek dated Flood Disclosure Notice |
| 51 | 03/21/22 12:14:09 PM CDT | Alisha Stefek signed Community Policies Addendum |
| 52 | 03/21/22 12:14:09 PM CDT | Alisha Stefek submitted signed documents |